                                                                  EXHIBIT (c)(1)

                          AGREEMENT AND PLAN OF MERGER

                                     Among

                            FLUOR DANIEL GTI, INC.,

                              FLUOR DANIEL, INC.,

                      INTERNATIONAL TECHNOLOGY CORPORATION

                                      and

                         TIGER ACQUISITION CORPORATION






                          Dated as of October 27, 1998

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I  THE OFFER........................................................  1

     1.1. The Offer.........................................................  1
          ---------

     1.2. Company Actions...................................................  3
          ---------------

     1.3. Boards of Directors and Committees; Section 14(f).................  5
          -------------------------------------------------

ARTICLE II  THE MERGER; CLOSING; EFFECTIVE TIME.............................  6

     2.1. The Merger........................................................  6
          ----------

     2.2. Closing...........................................................  6
          -------

     2.3. Effective Time....................................................  7
          --------------

     2.4. Options...........................................................  7
          -------

     2.5. Company Employee Stock Purchase Plan..............................  7
          ------------------------------------

ARTICLE III  CERTIFICATE OF INCORPORATION AND BY-LAWS
             OF THE SURVIVING CORPORATION; OFFICERS AND
             DIRECTORS OF THE SURVIVING CORPORATION.........................  7

     3.1. Certificate of Incorporation......................................  7
          ----------------------------

     3.2. Bylaws............................................................  8
          ------

     3.3. Directors.........................................................  8
          ---------

     3.4. Officers..........................................................  8
          --------

ARTICLE IV  EFFECT OF THE MERGER ON CAPITAL STOCK;
            EXCHANGE OF CERTIFICATES FOR MERGER
            CONSIDERATION...................................................  8

     4.1. Effect on Capital Stock...........................................  8
          -----------------------

          (a) Merger Consideration..........................................  8
              --------------------

          (b) Cancellation of Excluded Shares...............................  8
              -------------------------------

          (c) Merger Sub....................................................  8
              ----------

     4.2. Exchange of Certificates for Payment..............................  9
          ------------------------------------

          (a) Exchange Agent................................................  9
              --------------

          (b) Exchange Procedures...........................................  9
              -------------------

          (c) Transfers.....................................................  9
              ---------

          (d) Termination of Merger Fund....................................  9
              --------------------------

          (e) Return of Consideration....................................... 10
              -----------------------

          (f) Lost, Stolen or Destroyed Certificates........................ 10
              --------------------------------------

     4.3. Dissenters' Shares................................................ 10
          ------------------

ARTICLE V  REPRESENTATIONS AND WARRANTIES................................... 10

     5.1. Representations and Warranties of the Company..................... 10
          ---------------------------------------------

          (a) Organization, Good Standing, Corporate Power and
              ------------------------------------------------
                 Qualification; Subsidiaries and Other Interests............ 10
                 -----------------------------------------------

          (b) Capital Structure............................................. 11
              -----------------

          (c) Corporate Authority; Approval and Fairness.................... 12
              ------------------------------------------

          (d) Governmental Filings; No Violations........................... 12
              -----------------------------------

          (e) Company Reports; Financial Statements......................... 13
              -------------------------------------

          (f) Absence of Certain Changes.................................... 14
              --------------------------

          (g) Litigation and Liabilities.................................... 15
              --------------------------

          (h) Employee Benefits............................................. 15
              -----------------

          (i) Compliance with Laws.......................................... 17
              --------------------

          (j) Takeover Statutes............................................. 17
              -----------------

          (k) Environmental Matters......................................... 18
              ---------------------

          (l) Intellectual Property......................................... 19
              ---------------------

          (m) Taxes......................................................... 19
              -----

          (n) Labor Matters................................................. 20
              -------------

          (o) Insurance..................................................... 20
              ---------

          (p) Brokers and Finders........................................... 20
              -------------------

          (q) Certain Business Practices.................................... 21
              --------------------------

          (r) Customers..................................................... 21
              ---------

          (s) Government Contracts.......................................... 21
              --------------------

          (t) Cash Availability............................................. 22
              -----------------

     5.2. Representations and Warranties of Parent and Merger Sub........... 22
          -------------------------------------------------------

          (a) Organization, Good Standing and Qualification................. 22
              ---------------------------------------------

          (b) Ownership of Merger Sub....................................... 23
              -----------------------

          (c) Corporate Authority........................................... 23
              -------------------

          (d) Governmental Filings; No Violations........................... 23
              -----------------------------------

          (e) Brokers and Finders........................................... 24
              -------------------

ARTICLE VI  COVENANTS....................................................... 24

     6.1. Interim Operations................................................ 24
          ------------------

     6.2. Third Party Acquisitions.......................................... 26
          ------------------------

     6.3. Filings; Other Actions; Notification.............................. 28
          ------------------------------------

     6.4. Information Supplied.............................................. 29
          --------------------

     6.5. Stockholders Meeting.............................................. 30
          --------------------

     6.6. Access............................................................ 30
          ------

     6.7. Publicity......................................................... 31
          ---------

     6.8. Status of Company Employees; Company Stock Options;
          ---------------------------------------------------
             Employee Benefits.............................................. 31
             ------------------

     6.9. Expenses.......................................................... 32
          --------

     6.10. Indemnification; Directors' and Officers' Insurance.............. 32
           ---------------------------------------------------

     6.11. Other Actions by the Company and Parent.......................... 34
           ---------------------------------------

     6.12. Tender of Shares by FD; Cancellation of FD Stock Option.......... 35
           -------------------------------------------------------

     6.13. Parent Stock Option; Exercise; Adjustments....................... 35
           ------------------------------------------

     6.14. Use of Company Cash.............................................. 36
           -------------------

ARTICLE VII  CONDITIONS..................................................... 36

     7.1. Conditions to Each Party's Obligation to Effect Merger............ 36
          ------------------------------------------------------

          (a) Stockholder Approval.......................................... 36
              --------------------

          (b) Regulatory Consents........................................... 36
              -------------------

          (c) Litigation.................................................... 37
              ----------

     7.2. Conditions to Obligations of Parent and Merger Sub................ 37
          --------------------------------------------------

          (a) Representations and Warranties................................ 37
              ------------------------------

          (b) Performance of Obligations of the Company and FD.............. 37
              ------------------------------------------------

     7.3. Conditions to Obligations of the Company.......................... 37
          ----------------------------------------

          (a) Representations and Warranties................................ 37
              ------------------------------

          (b) Performance of Obligations of Parent and Merger Sub........... 38
              ---------------------------------------------------

ARTICLE VIII  TERMINATION................................................... 38

     8.1. Termination by Mutual Consent..................................... 38
          -----------------------------

     8.2. Termination by Either Parent or the Company....................... 38
          -------------------------------------------

     8.3. Termination by the Company........................................ 38
          --------------------------

     8.4. Termination by Parent and Merger Sub.............................. 39
          ------------------------------------

     8.5. Effect of Termination and Abandonment............................. 39
          -------------------------------------

     8.6. Procedure for Termination......................................... 40
          -------------------------

ARTICLE IX  MISCELLANEOUS................................................... 40

     9.1. Survival.......................................................... 40
          --------

     9.2. Certain Definitions............................................... 41
          -------------------

     9.3. No Personal Liability............................................. 42
          ---------------------

     9.4. Modification or Amendment......................................... 42
          -------------------------

     9.5. Waiver of Conditions.............................................. 42
          --------------------

     9.6. Counterparts...................................................... 43
          ------------

     9.7. GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL..................... 43
          ---------------------------------------------

     9.8. Notices........................................................... 44
          -------

     9.9. Entire Agreement.................................................. 45
          ----------------

     9.10. No Third Party Beneficiaries..................................... 45
           ----------------------------

     9.11. Obligations of the Company and Surviving Corporation............. 45
           ----------------------------------------------------

     9.12. Severability..................................................... 45
           ------------

     9.13. Interpretation................................................... 46
           --------------

     9.14. Assignment....................................................... 46
           ----------

                                   SCHEDULES

Schedule              Description
--------              -----------

Schedule 5.1(a)       Company Subsidiaries and Other Interests
Schedule 5.1(d)       Consents
Schedule 5.1(f)       Certain Changes
Schedule 5.1(g)       Litigation and Liabilities
Schedule 5.1(h)(i)    Compensation and Benefit Plans
Schedule 5.1(h)       Outstanding Company Options and Other Benefit Plan Matters
Schedule 5.1(h)(viii) Amendments to be Made After the Closing Date
Schedule 5.1(k)       Environmental Matters
Schedule 5.1(m)       Certain Tax Matters
Schedule 5.1(n)       Labor Matters
Schedule 5.1(s)       Government Contracts
Schedule 6.10         Indemnity Contracts

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

     AGREEMENT AND PLAN OF MERGER (hereinafter called this "Agreement"), dated
                                                            ---------
as of October 27, 1998, among FLUOR DANIEL GTI, INC., a Delaware corporation (the "Company"), FLUOR DANIEL, INC., a California corporation ("FD"),
      -------                                                 --
INTERNATIONAL TECHNOLOGY CORPORATION, a Delaware corporation ("Parent"), and
                                                               ------
TIGER ACQUISITION CORPORATION, a Delaware corporation and a direct, wholly-owned subsidiary of Parent ("Merger Sub"; the Company and Merger Sub sometimes being
                       ----------
hereinafter together referred to as the "Constituent Corporations").
                                         ------------------------

                                    RECITALS

     WHEREAS, the respective Boards of Directors of each of Parent, Merger Sub and the Company have approved the merger of Merger Sub with and into the Company (the "Merger") and approved the Merger upon the terms and subject to the
      ------
conditions set forth in this Agreement; and

     WHEREAS, in furtherance thereof, pursuant to this Agreement, within five
(5) Business Days after the public announcement of the execution of this Agreement by the parties, Parent has agreed to commence a tender offer (the "Offer") to acquire all of the outstanding shares (the "Shares") of common
 -----                                                  ------
stock, par value $.001 per share, of the Company (the "Common Stock"), at a
                                                       ------------
price of $8.25 per Share, net to the seller in cash (such amount, or any greater amount per share paid pursuant to the Offer, being hereinafter referred to as the "Offer Price"), in accordance with the terms and subject to the conditions
     -----------
provided herein;

     WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

     WHEREAS, FD owns 4,400,000 Shares (the "FD Shares") representing approximately 52.3% of the issued and outstanding shares of Common Stock and pursuant to this Agreement and agrees to tender in the Offer all of the Shares owned by it.

     NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE OFFER

     1.1.  The Offer.
           ---------

           (a) Provided that this Agreement shall not have been terminated in accordance with Article VIII and subject to the conditions set forth in Annex A (as defined below), as promptly as practicable, but in no event later than five
(5) Business Days after the public announcement of the execution of this Agreement by the parties, Parent shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), the Offer for any and all of the Shares, at the Offer
      ------------
Price. The parties agree such public announcement shall occur promptly after the execution and delivery of this Agreement. The obligation of Parent to accept for payment and to pay for any Shares tendered shall be subject only to (i) the condition that the FD Shares and at least a majority of issued and outstanding Shares not owned by FD be validly tendered and not withdrawn (the "Minimum
                                                                   -------
Condition"), and (ii) the other conditions set forth in Annex A hereto ("Annex
---------                                                                -----
A"). Parent expressly reserves the right to increase the Offer Price or to make
-
any other changes in the terms and conditions of the Offer; provided, however, that, unless previously approved by the Special Committee (the "Special
                                                                -------
Committee") of the Board of Directors (the "Company's Board") and the Company's
---------                                   ---------------
Board in writing, no change may be made which (i) decreases the Offer Price,
(ii) changes the form of consideration to be paid in the Offer, (iii) reduces the maximum number of Shares to be purchased in the Offer, (iv) imposes conditions to the Offer in addition to those set forth in Annex A, (v) amends the conditions set forth in Annex A to broaden the scope of such conditions,
(vi) amends any other term of the Offer in a manner adverse to the holders of the Shares, (vii) extends the Offer except as provided in Section 1.1(b), or
(viii) amends the Minimum Condition. It is agreed that the conditions set forth in Annex A other than the Minimum Condition are for the sole benefit of Parent and may be waived by Parent, in whole or in part at any time and from time to time in its sole discretion, other than the Minimum Condition, as to which prior written approval of the Special Committee and the Company's Board is required. The failure by Parent at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. The Company agrees that no Shares held by the Company or any of its Subsidiaries (as defined in Section 9.2) will be tendered in the Offer.

          (b) Subject to the terms and conditions thereof, the Offer shall expire at midnight, New York City time, on the date that is twenty (20) Business Days after the date the Offer is commenced (the initial "Expiration Date", and
                                                         ---------------
any expiration time and date established pursuant to an authorized extension of the Offer as so extended, also an "Expiration Date"); provided, however, that
                                   ---------------
without the consent of the Special Committee and the Company's Board, Parent may
(i) from time to time extend the Offer (each such individual extension not to exceed 10 Business Days after the previously scheduled Expiration Date), if at the scheduled Expiration Date of the Offer any of the conditions to the Offer shall not have been satisfied or waived, until such time as such conditions are satisfied or waived; (ii) extend the Offer for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the "SEC") or the staff thereof applicable to the Offer; or (iii) extend the
      ---
Offer for any reason on up to two occasions in each case for a period of not more than five (5) Business Days beyond the latest Expiration Date that would otherwise be permitted under clause (i) or (ii) of this sentence if on such Expiration Date there shall have been tendered more than the number of Shares sufficient to satisfy the Minimum Condition but less than 90% of the Shares; provided, the Purchaser agrees to permanently waive the conditions set forth in paragraphs (b) and (e) of Annex A. Parent agrees that if all of the conditions to the Offer set forth on Annex A are not satisfied on any scheduled Expiration Date, then if all such conditions are reasonably capable of being satisfied prior to December 31, 1998, Parent shall extend the Offer from time to time (each such individual extension not to exceed 10 Business Days after the previously scheduled Expiration Date) until such conditions are satisfied or waived; provided, that Parent shall not be required to extend the Offer beyond December 31, 1998. Subject to the terms and conditions of the Offer and this Agreement, Parent shall accept for payment, and pay for, all Shares validly tendered and not withdrawn pursuant to the Offer that Parent becomes obligated to accept for payment and pay for pursuant to the Offer, as promptly as practicable after the expiration of the Offer.

          (c) As soon as practicable on the date the Offer is commenced, Parent shall file with the SEC a Tender Offer Statement on Schedule 14D-1 (together with all amendments and supplements thereto, and including all exhibits thereto, the "Schedule 14D-1") with respect to the Offer. The Schedule 14D-1 shall
     --------------
contain as an exhibit or incorporate by reference the Offer to Purchase (or portions thereof) and forms of the related letter of transmittal and summary advertisement. Parent and Merger Sub agree that the Schedule 14D-1, the Offer to Purchase and all amendments or supplements thereto (which together constitute the "Offer Documents") shall comply in all material respects with the Exchange
     ---------------
Act and the rules and regulations thereunder and other applicable Laws (as defined in Section 5.1(i)). Parent and Merger Sub further agree that the Offer Documents, on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by Parent or Merger Sub with respect to information supplied by the Company or any of its stockholders in writing specifically for inclusion or incorporation by reference in the Offer Documents. The Company agrees that the written information provided by the Company for inclusion or incorporation by reference in the Offer Documents shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Parent, Merger Sub and the Company agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and Parent and Merger Sub further agree to take all steps necessary to cause the Schedule 14D-1 as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to the Company's stockholders, in each case as and to the extent required by applicable laws. The Company and counsel for the Special Committee shall be given reasonable opportunity to review and comment on the Offer Documents prior to the filing thereof with the SEC. Parent agrees to provide the Company and counsel for the Special Committee in writing with any comments Parent or its counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after receipt of such comments.

     1.2.  Company Actions.
           ---------------

          (a) The Company hereby approves of and consents to the Offer and represents that the Company's Board, at a meeting duly called and held, has, subject to the terms and conditions set forth herein, (i) determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, taken together, are fair to and in the best interests of the Company and its stockholders (other than Parent and its Affiliates), (ii) approved this

Agreement and the transactions contemplated hereby, including the Offer and the Merger, in all respects and such approval constitutes approval of the Offer, this Agreement and the Merger for purposes of Section 203 of the Delaware General Corporation Law (the "DGCL"), and (iii) resolved to recommend that the
                              ----
stockholders of the Company accept the Offer, tender their Shares thereunder to Parent and approve and adopt this Agreement and the Merger; provided, however, that such recommendation and approval may be withdrawn, modified or amended to the extent that the Company's Board determines in good faith, after taking into consideration the advice of its outside legal counsel, that failure to take such action is likely to result in a breach of the fiduciary obligations of the Company's Board under applicable law. The Company consents to the inclusion of such recommendation and approval in the Offer Documents. The Company also represents that the Company's Board has reviewed the opinion of BT Alex. Brown, Incorporated, financial advisor to the Company's Board (the "Financial
                                                             ---------
Advisor"), that, as of the date of this Agreement, the consideration to be
-------
received pursuant to this Agreement is fair to the stockholders of the Company (other than Parent, FD and their respective Affiliates) from a financial point of view (the "Fairness Opinion"). The Company has been authorized by the
              ----------------
Financial Advisor to permit, subject to the prior review and consent by the Financial Advisor (such consent not to be unreasonably withheld), the inclusion of the Fairness Opinion (or a reference thereto) in the Offer Documents, the
Schedule 14D-9 (as defined below) and the Proxy Statement (as defined below).

          (b) The Company shall file with the SEC, concurrently with or as soon as practicable following the filing of the Schedule 14D-1, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, and including all exhibits thereto, the "Schedule 14D-9") containing the recommendation described in Section 1.2(a) and
---------------
shall mail the Schedule 14D-9 to the stockholders of the Company to the extent required by Rule 14d-9 promulgated under the Exchange Act and any other applicable federal securities laws; provided, however, that if the Company's Board determines in good faith, after taking into consideration the advice of its outside legal counsel, that the amendment or withdrawal of such recommendation is likely to be required in order for its members to comply with their fiduciary duties under applicable law, then any such amendment or withdrawal, and any related amendment of the Schedule 14D-9, shall not constitute a breach of this Agreement. The Company agrees that the Schedule 14D-9 shall comply in all material respects with the Exchange Act and the rules and regulations thereunder and other applicable laws. The Company further agrees that Schedule 14D-9, on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to information supplied by the Parent or Merger Sub in writing specifically for inclusion or incorporation by reference in Schedule 14D-9. Each of the Company, Parent and Merger Sub agrees promptly to correct any written information provided by it for use in the
Schedule 14D-9 or the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and be disseminated to the Company's stockholders, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given reasonable opportunity to review and comment on the Schedule 14D-9 prior to the filing thereof with the SEC.

          (c) In connection with the Offer, the Company shall cause its transfer agent to promptly furnish Parent with such information, including updated lists of the stockholders of the Company, mailing labels and updated lists of security positions, and such assistance as Parent or its agents may reasonably request in communicating the Offer to the record and beneficial holders of Shares. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Parent and Sub and their agents shall hold in confidence the information contained in any such labels, listings and files, will use such information only in connection with the Offer and the Merger and, if this Agreement shall be terminated, will deliver, and will use their reasonable efforts to cause their agents to deliver, to the Company all copies and any extracts or summaries from such information then in their possession or control.

          (d) Solely in connection with the tender and purchase of Shares pursuant to the Offer and the consummation of the Merger, the Company hereby waives any and all rights of first refusal it may have with respect to Shares owned by, or issuable to, any Person, other than rights to repurchase unvested shares, if any, that may be held by Persons following exercise of employee stock options.

     1.3.  Boards of Directors and Committees; Section 14(f).
           -------------------------------------------------

          (a) Immediately following the delivery to the Depositary of Parent's notice of acceptance of Shares pursuant to the Offer (the "Notice of
                                                           ---------
Acceptance"), if the Minimum Condition has been met, Parent shall be entitled to
----------
designate four of the six authorized directors on the Company's Board (the "Parent Directors"). The Parent Directors shall be Anthony J. DeLuca, Philip O.
 ----------------
Strawbridge, James G. Kirk and James R. Mahoney. Immediately following delivery to the Depositary of the Notice of Acceptance, the resignations as directors of the Company of Walter C. Barber, David L. Myers and Ronald G. Peterson, delivered to Parent concurrently with the execution and delivery of this Agreement, shall be deemed effective and Allan S. Bufferd and Ernie Green, as the remaining directors of the Company (the "Continuing Directors") shall
                                             --------------------
execute and deliver a written consent or shall otherwise take effective action electing the Parent Directors to the Company's Board. The Continuing Directors shall remain members of such Board until the Effective Time (as defined in
Section 2.3), and, in lieu of Continuing Directors, if the same shall not serve, the Company shall use reasonable efforts to ensure that the Company's Board shall consist of at least two members who are neither officers, stockholders, designees nor Affiliates of Parent or FD or their respective Affiliates (the "Special Directors"). In the event a Continuing Director resigns from the
 -----------------
Company's Board, Parent, Merger Sub and the Company shall permit the remaining Continuing Director or Directors to appoint the resigning director's successor who shall be deemed to be a Continuing Director. Immediately following the election of the Parent Directors, the Company will use reasonable efforts to cause persons designated by Parent to constitute the same percentage as the Parent Directors represent on the Company's Board of (i) each committee of such Board (other than any committee of such Board established to take action under this Agreement), (ii) each board of directors of each Subsidiary of the Company and (iii) each committee of each such board.

          (b) The Company's obligation to appoint designees to the Company's Board shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all action required pursuant to such Section and Rule in order to fulfill its obligations under this
Section 1.3 and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under such Section and Rule in order to fulfill its obligations under this Section 1.3. Parent will supply to the Company in writing and be solely responsible for any information with respect to itself and its nominees, officers, directors and Affiliates required by such Section and Rule.

          (c) Following the election or appointment of Parent's designees pursuant to this Section 1.3 and prior to the Effective Time, if there shall be any Continuing Directors and/or Special Directors, any amendment of this Agreement, any termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or any waiver of any of the Company's rights hereunder, will require the concurrence of a majority of such Continuing Directors and Special Directors.

                                  ARTICLE II

                      THE MERGER; CLOSING; EFFECTIVE TIME

     2.1.  The Merger.  Upon the terms and subject to the conditions set forth
           ----------
in this Agreement, at the Effective Time (as defined in Section 2.3) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving
                                                                     ---------
Corporation") and shall continue to be governed by the laws of the State of
-----------
Delaware, and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in Article III. At the election of Parent, to the extent that such action would not cause a failure of a condition to the Offer or the Merger, the Merger may be structured so that the Company shall be merged with and into Merger Sub with the result that Merger Sub shall become the "Surviving Corporation." The Merger shall have the effects specified in the DGCL. Parent, as the sole stockholder of Merger Sub, hereby approves the Merger and this Agreement.

     2.2.  Closing.  The closing of the Merger (the "Closing") shall take place
           -------                                   -------
(i) at the offices of Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, California at 9:00 a.m., Pacific time, on the first Business Day after the day on which the last to be fulfilled or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or
(ii) at such other place and time and/or on such other date as the Company and Parent may agree in writing (the "Closing Date").
                                  ------------

     2.3.  Effective Time.  As soon as practicable following the Closing, the
           --------------
Company and Parent will cause a Certificate of Merger (the "Delaware Certificate
                                                            --------------------
of Merger") to be executed, acknowledged and filed with the Secretary of State
---------
of Delaware as provided in Section 251 of the DGCL. The Merger shall become effective at the time when the Delaware Certificate of Merger has been duly filed with the Secretary of State of Delaware (the "Effective Time").
                                                    --------------

     2.4.  Options.    At the Effective Time, all Company Options (as defined in
           --------
Section 5.1(b)) (whether vested or unvested) that have an exercise price that is lower than the then Offer Price (the "In-the Money Options") will be cashed out
                                      --------------------
by the Company by payment to each holder of such In-the-Money Options the difference between the exercise price and the Offer Price. The Company shall notify all holders of Company Options (other than the FD stock option described in Schedule 5.1(h) (the "FD Option")) that have an exercise price that is equal
   ---------------       ---------
to or higher than the then Offer Price (the "Underwater Options"), promptly
                                             ------------------
after the Effective Time, that the Stock Option Plans (as defined in Section 5.1(b)) have been terminated and that, in connection with such termination, the Company will pay to such holders an amount equal to the number of such Underwater Options (whether vest or unvested) multiplied by $.10. The Company agrees that the foregoing treatment of Company Options will be in accordance with the terms of the Stock Option Plans or interpretations thereof by the Company's Board.

          2.5.  Company Employee Stock Purchase Plan.  The Company's Board shall
                ------------------------------------
take the following actions with respect to the Amended and Restated 1986 Employee Stock Purchase Plan (the "Stock Purchase Plan"): (1) accelerate the
                                   -------------------
current Payment Period (as defined in the Stock Purchase Plan) to November 27, 1998 (the "Acceleration Date") and (2) pay each participant in lieu of each
           -----------------
share that could have been purchased under the Stock Purchase Plan when the Payment Period ends on the Acceleration Date, an amount (subject to any applicable withholding tax) in cash equal to the difference between the Offer Price and the Option Price (as defined in the Stock Purchase Plan). In addition, all funds contributed to the Stock Purchase Plan which have not been used to purchase shares of the Common Stock as of the Acceleration Date shall be returned, in cash, without interest, to participants of the Stock Purchase Plan as soon as administratively feasible after the Acceleration Date.

                                  ARTICLE III

                        CERTIFICATE OF INCORPORATION AND
              BY-LAWS OF THE SURVIVING CORPORATION; OFFICERS AND
                    DIRECTORS OF THE SURVIVING CORPORATION

     3.1.  Certificate of Incorporation.  The certificate of incorporation of
           ----------------------------
the Company as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation (the "Charter"), until
                                                                -------
duly amended as provided therein or by applicable Law, except that Article Fourth of the Charter shall be amended to read in its entirety as follows: "The aggregate number of shares that the Corporation shall have the authority to issue is 1,000 shares of Common Stock, par value $.01 per share."

     3.2.  Bylaws.  The bylaws of the Company in effect at the Effective Time
           ------
shall be the by-laws of the Surviving Corporation (the "Bylaws"), until
                                                        ------
thereafter amended as provided therein or by applicable Law, subject to the restrictions contained in Section 6.10(e).

     3.3.  Directors.  The directors of Merger Sub at the Effective Time shall,
           ---------
from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and Bylaws.

     3.4.  Officers.  The officers of the Company at the Effective Time shall,
           --------
from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and Bylaws.

                                   ARTICLE IV

              EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF
                     CERTIFICATES FOR MERGER CONSIDERATION

     4.1.  Effect on Capital Stock.  At the Effective Time, as a result of the
           -----------------------
Merger and without any action on the part of the holder of any Capital Stock (as defined in Section 9.2) of the Company:

          (a)  Merger Consideration.  Each Share issued and outstanding
               --------------------
immediately prior to the Effective Time (other than Shares owned by Parent, Merger Sub or any other direct or indirect Subsidiary of Parent or Shares that are owned by the Company or any direct or indirect Subsidiary of the Company (collectively, the "Excluded Shares")) shall be converted into, and become
                    ---------------
exchangeable for the Offer Price, without interest (the "Merger Consideration").
                                                         --------------------
At the Effective Time, all Shares shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each certificate (a "Certificate") formerly representing any of such Shares (other than Excluded
------------
Shares) shall thereinafter represent only the right to receive the Merger Consideration.

          (b)  Cancellation of Excluded Shares.  Each Excluded Share issued
               -------------------------------
and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

          (c)  Merger Sub.  At the Effective Time, each share of Common Stock,
               ----------
par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of Common Stock of the Surviving Corporation.

     4.2.  Exchange of Certificates for Payment.
           ------------------------------------

          (a)  Exchange Agent.  As of the Effective Time, Parent shall deposit,
               --------------
or shall cause to be deposited, with an exchange agent selected by Parent (the "Exchange Agent"), for the benefit of the holders of Shares, cash in U.S.
 --------------
dollars in an amount equal to the Merger Consideration multiplied by the aggregate outstanding Shares (other than Excluded Shares) to be paid pursuant to
Section 4.1(a) in exchange for outstanding Shares upon due surrender of the Certificates (or affidavits of loss in lieu thereof) pursuant to the provisions of this Article IV (such aggregate cash amount when paid to the Exchange Agent being hereinafter referred to as the "Merger Fund").
                                      -----------

          (b)  Exchange Procedures.  Promptly after the Effective Time, the
               -------------------
Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of Shares (other than holders of Excluded Shares) (i) a letter of transmittal (which shall, among other matters, specify that delivery of the Certificates shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual receipt of the Certificates (or affidavits of loss in lieu thereof) by the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration due and payable to such holder. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a check in the amount (after giving effect to any required tax withholdings) of the Merger Consideration due and payable in respect of such holder's Shares and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. All Merger Consideration paid upon surrender for exchange of Shares in accordance with the terms of this Agreement shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a check for the amount of cash to be paid upon due surrender of the Certificate may be delivered to such a transferee if the Certificate formerly representing such Shares is presented to the Exchange Agent, accompanied by all documents required by the Exchange Agent to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

          (c)  Transfers.  After the Effective Time, there shall be no
               ---------
transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time.

          (d)  Termination of Merger Fund.  Any portion of the Merger Fund
               --------------------------
(including the proceeds of any investments thereof) that remains unclaimed by the stockholders of the Company for 180 days after the Effective Time shall be paid to Parent. Any stockholders of the Company who have not theretofore complied with this Article IV shall thereafter look only to Parent for payment of their Merger Consideration payable pursuant to Section 4.1 upon due surrender of their Certificates (or affidavits of loss in lieu thereof), in each case, without any interest thereon. Notwithstanding the foregoing, neither Parent, the Surviving Corporation, the Exchange Agent nor any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (e)  Return of Consideration.  Any portion of the Merger Fund
               -----------------------
representing Merger Consideration payable in respect of Dissenters' Shares (as defined in Section 4.3) for which appraisal rights have been perfected shall be returned to Parent, upon demand.

          (f)  Lost, Stolen or Destroyed Certificates.  In the event any
               --------------------------------------
Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in an amount determined by Parent as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable pursuant to Section 4.1 upon due surrender of the Certificate representing such Shares pursuant to this Agreement.

     4.3.  Dissenters' Shares.  Notwithstanding Section 4.1, Shares outstanding
           ------------------
immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Shares in accordance with the DGCL ("Dissenters' Shares")
                                                        ------------------
shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses such holder's right to appraisal. If after the Effective Time such holder fails to perfect or withdraws or loses such holder's right to appraisal, such Dissenters' Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Dissenters' Shares, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     5.1.  Representations and Warranties of the Company.  The Company hereby
           ----------------------------------------------
represents and warrants to Parent and Merger Sub as follows:

           (a) Organization, Good Standing, Corporate Power and Qualification;
               ---------------------------------------------------------------
Subsidiaries and Other Interests.
--------------------------------

               (i) Each of the Company and its Subsidiaries (x) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization, (y) has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and (z) is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and is not reasonably likely to have a Company Material Adverse Effect (as defined in Section 9.2). The Company has made available to Parent a complete and correct copy of the Company's and its Subsidiaries' certificates of incorporation and bylaws (or comparable governing documents), each as amended to the date hereof. The Company's and its Subsidiaries' certificates of incorporation and bylaws (or comparable governing documents) made available are in full force and effect.

               (ii) Schedule 5.1(a) contains a correct and complete list of each
                    ---------------
of the Company's Subsidiaries, the jurisdiction where each of such Subsidiaries is organized and the percentage of outstanding Capital Stock of such Subsidiaries that is directly or indirectly owned by the Company. The Company or another Subsidiary of the Company owns its shares of the Capital Stock of each Subsidiary of the Company free and clear of all Liens except Permitted Liens (as defined in Section 9.2). Schedule 5.1(a) sets forth a true and complete list of
                         ---------------
each equity investment in an amount of $2,000,000 or more or which represents a 5% or greater ownership interest in the subject of such investment made by the Company or any of its

Subsidiaries in any other Person other than the Company's Subsidiaries ("Other
                                                                         -----
Interests"). The Other Interests are owned by the Company, by one or more of the
---------
Company's Subsidiaries or by the Company and one or more of its Subsidiaries, in each case free and clear of all Liens, except for Permitted Liens and Liens that may be created by any partnership or joint venture agreements for Other Interests.

           (b) Capital Structure.  The authorized Capital Stock of the Company
               -----------------
consists of (i) twenty-five million (25,000,000) Shares, of which 8,411,766 were outstanding as of the close of business on October 23, 1998, and (ii) one million (1,000,000) shares of Preferred Stock, par value $.01 per share (the "Preferred Shares"), none of which is outstanding. All of the outstanding Shares
 ----------------
have been duly authorized and are validly issued, fully paid and nonassessable. The Company has no Preferred Shares reserved for issuance. Schedule 5.1(h)
                                                           ---------------
contains a correct and complete list as of October 23, 1998 of each outstanding purchase right or option (each a "Company Option") to purchase Shares, including
                                  --------------
all Company Options issued under the Company's Amended and Restated 1987 Stock Plan, the Company's 1997 Stock Plan, and the Company's Amended and Restated 1995 Director Stock Option Plan, in each case as amended to the date hereof (collectively, the "Stock Option Plans"), including the holder, date of grant,
                    ------------------
exercise price and number of Shares subject thereto. Other than the FD Stock Option Agreement described in Schedule 5.1(h), the Stock Option Plans are the only plans under which any Company Options are outstanding. As of October 23, 1998, other than the 3,055,853 Shares reserved for issuance upon exercise of outstanding Company Options, there are no Shares reserved for issuance or any commitments for the Company to issue Shares. Each of the outstanding shares of Capital Stock or other securities of each of the Company's Subsidiaries directly or indirectly owned by the Company is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or by a direct or indirect Subsidiary of the Company, free and clear of any limitation or restriction (including any restriction on the right to vote or sell the same except as may be provided as a matter of Law). Except for Company Options, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements or commitments to issue or sell any shares of Capital Stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire from the Company, any shares of Capital Stock or other securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter ("Voting Debt"). If Parent takes the actions provided
                            -----------
for in Section 6.8(c) hereof, after the Effective Time, the Surviving Corporation will have no obligation to issue, transfer or sell any shares of Capital Stock or other securities of the Surviving Corporation pursuant to the Stock Option Plans. The Shares constitute the only class of securities of the Company or any of its Subsidiaries registered or required to be registered under the Exchange Act.

           (c) Corporate Authority; Approval and Fairness.
               ------------------------------------------

               (i) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger, subject (if required by law) only to approval of this Agreement by the holders of a majority of the outstanding Shares (the "Company Requisite Vote").
                                              ----------------------
Assuming due execution and delivery by Parent and Merger Sub, this Agreement is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy laws or creditors' rights generally or by general principles of equity.

               (ii) The Company's Board has unanimously approved this Agreement and the Merger and the other transactions contemplated hereby including, without limitation, the Offer, has received and reviewed the Fairness Opinion and duly taken all other actions described in Sections 1.2(a) and 5.1(j).

           (d) Governmental Filings; No Violations.
               -----------------------------------

               (i)  Other than the filings and/or notices (A) pursuant to
Section 1.2, (B) with the Delaware Secretary of State, (C) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the
                                                            -------
Exchange Act, (D) to comply with state securities or "blue sky" laws and (E) with the National Association of Securities Dealers (the "NASD"), no notices,
                                                          ----
reports or other filings are required to be made nor are any consents, registrations, approvals, permits or authorizations (collectively, "Government
                                                                    ----------
Consents") required to be obtained by the Company from any court or other
--------
governmental or regulatory authority, agency, commission, body or other governmental entity (a "Governmental Entity"), in connection with the execution
                        -------------------
and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to result in a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

               (ii) The execution, delivery and performance of this Agreement by the Company does not, and the consummation by the Company of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of or a default under, the certificate of incorporation or bylaws of the Company or the comparable governing instruments of any of its Subsidiaries, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of any Lien on the assets of the Company or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any agreement, lease, contract, note, mortgage, indenture or other obligation (a "Contract") binding upon the Company or any of its Subsidiaries or
               --------
any order, writ, injunction, decree of any court or any Law or governmental or non-governmental permit or license to which the Company or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any Contract; except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. Except as set forth on Schedule 5.1(d), there
                                                       ---------------
are no Contracts of the Company or its Subsidiaries which are material to the Company and its Subsidiaries, taken as a whole, pursuant to which consents or waivers are or may be required prior to consummation of the Offer or the Merger and the other transactions contemplated by this Agreement.

           (e) Company Reports; Financial Statements.  The Company has made
               -------------------------------------
available to Parent each registration statement, report, proxy statement or information statement filed with the SEC by it since October 31, 1997 (the "Audit Date"), including the Company's Annual Report on Form 10-K for the year
 ----------
ended October 31, 1997 (the "Company 10-K") in the form (including exhibits,
                             ------------
annexes and any amendments thereto) filed with the SEC (collectively, including any such reports filed subsequent to the date hereof, the "Company Reports"). As
                                                           ---------------
of their respective dates, the Company Reports complied, and any Company Reports filed with the SEC after the date hereof will comply, as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act of 1933, as amended (the "Securities Act"), and the Company Reports did not,
                              --------------
and any Company Reports filed with the SEC after the date hereof will not, at the time of their filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents, or will fairly present, the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents, or will fairly present, the results of operations, retained earnings and changes in financial position, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with United States generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be
  ----
noted therein. The Company has heretofore made available or promptly will make available to Parent a complete and correct copy of all amendments or modifications (in draft or final form) which are required to be filed with the SEC but have not yet been filed with the SEC to the Company Reports, agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Exchange Act. For purposes of this Agreement, "Balance Sheet" means the consolidated balance sheet of the Company as of
 -------------
October 31, 1997 set forth in the Company 10-K. Except as set forth in Company Reports filed with the SEC prior to the date hereof or as incurred in the ordinary course of business since the date of the most recent financial statements included in the Company Reports, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required under GAAP to be set forth on a consolidated balance sheet of the Company and its subsidiaries taken as a whole and which individually or in the aggregate would have a Company Material Adverse Effect.

           (f) Absence of Certain Changes.  Except as disclosed in Schedule
               --------------------------
5.1(f) or in the Company Reports filed prior to the date hereof, since the Audit Date, the Company and its

Subsidiaries have conducted their respective businesses in all material respects only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses consistent with past practices, and there has not been any (i) change in the financial condition, properties, business or results of operations of the Company and its Subsidiaries, except for those changes that, individually or in the aggregate, have not had and are not reasonably likely to have a Company Material Adverse Effect; (ii) material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries, not covered by insurance; (iii) declaration, setting aside or payment of any dividend or other distribution in respect of the Capital Stock of the Company or any of its Subsidiaries (other than wholly-owned Subsidiaries) or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of Capital Stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries; (iv) amendment of any material term of any outstanding security of the Company or any of its Subsidiaries; (v) incurrence, assumption or guarantee by the Company or any of its Subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices; (vi) creation or assumption by the Company or any of its Subsidiaries of any Lien (other than Permitted Liens) on any material asset other than in the ordinary course of business consistent with past practices; (vii) making of any loan, advance or capital contributions by the Company or any of its Subsidiaries to, or investment in, any Person other than
(x) loans or advances to employees in connection with business-related travel,
(y) loans made to employees consistent with past practices which are not in the aggregate in excess of $250,000, and (z) loans, advances or capital contributions to or investments in wholly-owned Subsidiaries, and in each case made in the ordinary course of business consistent with past practices; (viii) transaction or commitment made, or any contract or agreement entered into, by the Company or any of its Subsidiaries relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company or any of its Subsidiaries of any Contract or other right, in either case, material to the Company and its Subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement; (ix) labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its Subsidiaries, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees; or (x) change by the Company or any of its Subsidiaries in accounting principles, practices or methods. Since the Audit Date, except as disclosed in the Company Reports filed prior to the date hereof or increases in the ordinary course of business consistent with past practices, there has not been any increase in the compensation payable or that could become payable by the Company or any of its Subsidiaries to (a) officers of the Company or any of its Subsidiaries or (b) any employee of the Company or any of its Subsidiaries whose annual cash compensation is $150,000 or more, or any amendment of any of the Compensation and Benefit Plans (as defined in Section 5.1(h)).

           (g) Litigation and Liabilities.  Except as disclosed in Schedule
               --------------------------                          --------
5.1(g) or in the Company Reports filed prior to the date hereof, and except for
------
matters which, individually or in the aggregate, have not had and are not reasonably likely to have a Company Material Adverse Effect or prevent, delay or impair the ability of the Company to consummate the transactions contemplated by this Agreement, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to matters involving any Environmental Law (as defined in Section 5.1(k)) or any other facts or circumstances of which the Company has knowledge that are reasonably likely to result in any claims against, or material obligations or liabilities of, the Company or any of its Subsidiaries.

           (h) Employee Benefits.
               -----------------

               (i)   For purposes of this Agreement, "Compensation and Benefit
                                                      ------------------------
Plans" means, collectively, each bonus, deferred compensation, pension,
-----
retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health, or other plan, agreement, policy or arrangement, whether written or oral, that covers employees or directors of the Company or any of its Subsidiaries, or pursuant to which former employees or directors of the Company or any of its Subsidiaries are entitled to current or future benefits. The Company has made available to Parent copies of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes
                                                     -----
referred to herein as "Pension Plans"), "employee welfare benefit plans" (as
                       -------------
defined in Section 3(1) of ERISA) and all other Compensation and Benefit Plans maintained, or contributed to, by the Company or of its subsidiaries or any person or entity that, together with the Company and its Subsidiaries, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the "Code") (the Company and each
                                                ----
such other person or entity, a "Commonly Controlled Entity") for the benefit of
                                --------------------------
any current employees, officers or directors of the Company or any of its subsidiaries. The Compensation and Benefit Plans are listed on Schedule 5(h)(i).
                                                               ----------------
The Company has also made available to Parent true, complete and correct copies of (1) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Compensation and Benefit Plan (if any such report was required), (2) the most recent summary plan description for each Compensation and Benefit Plan for which such summary plan description is required and (3) each trust agreement and group annuity contract related to any Compensation and Benefit Plan. Except as would not have a Company Material Adverse Effect, each Compensation and Benefit Plan has been administered in accordance with its terms. Except as would not have a Company Material Adverse Effect, all the Compensation and Benefit Plans are in compliance with applicable provisions of ERISA and the Code.

               (ii) Except as would not have a Company Material Adverse Effect, all Pension Plans have been the subject of determination letters from the Internal Revenue Service to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor has any event occurred since the date of its most recent determination letter or application therefor that would adversely affect its qualification or materially increase its costs. Each Compensation and Benefit Plan is in substantial compliance with all reporting and disclosure requirements of ERISA and the Code and the Company, its Subsidiaries and each

Commonly Controlled Entity is, in respect of each such plan, in compliance with the fiduciary responsibility provisions of ERISA.

               (iii) Neither the Company, nor any of its Subsidiaries, nor any Commonly Controlled Entity has maintained, contributed or been obligated to contribute to any Benefit Plan that is subject to Title IV of ERISA.

               (iv)  Schedule 5.1(h) lists all outstanding Stock Options as of
                     ---------------
October 23, 1998, showing for each such option: (1) the number of shares issuable, (2) the number of vested shares, (3) the date of expiration and (4) the exercise price.

               (v) All contributions required to be made under the terms of any Compensation and Benefit Plan as of the date hereof have been timely made. Neither the Company, nor any of its Subsidiaries, nor any Commonly Controlled Entity nor any officer, director or employee of any of them has, in respect of any Compensation and Benefit Plans, committed any prohibited transaction under ERISA Section 406 or 407 or Code Section 4975 or otherwise incurred excise tax liability under Chapters 43 and 47 under Subtitle D of the Code.

               (vi)  Except as provided by this Agreement or in Schedule 5.1(h),
                                                                ---------------
no employee of the Company or any of its Subsidiaries will be entitled to any additional compensation or benefits or any acceleration of the time of payment or vesting of any compensation or benefits under any Benefit Plan as a result of the transactions contemplated by this Agreement.

               (vii) All Compensation and Benefit Plans covering current or former non-U.S. employees of the Company or any of its Subsidiaries comply in all material respects with applicable local Laws. The Company and its Subsidiaries have no unfunded liabilities with respect to any Pension Plan that covers such non-U.S. employees.

               (viii) Each Compensation and Benefit Plan complies in all material respects with all applicable requirements of (i) the Age Discrimination in Employment Act of 1967, as amended, and the regulations thereunder and (ii) Title VII of the Civil Rights Act of 1964, as amended, and the regulations thereunder and all other applicable laws. All amendments and actions required to bring each of the Employee Benefit Plans into conformity with all of the applicable provisions of ERISA and other applicable laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Closing Date.

               (ix) Each group health plan as defined in Section 5000(b)(i) of the Code sponsored by the Company materially complies with the health care continuation provisions of COBRA and (ii) the Medicare Secondary Payor Provisions of Section 1826 (b) of the Social Security Act, and the regulations promulgated thereunder.

               (x) Except as disclosed in Schedule 5.1(h)(i), neither the Company nor any of its Subsidiaries provides any welfare benefits including health, life, or disability insurance, pursuant to a welfare benefit plan (as defined in ERISA Section 3(1)) or otherwise to any former employee except pursuant to Section 4980B of the Code.

          (i) Compliance with Laws. Except as set forth in the Company Reports
              --------------------
filed prior to the date hereof, the businesses of each of the Company and its Subsidiaries have not been, and are not being, conducted in violation of any law, ordinance, regulation, judgment, order, injunction, decree, arbitration award, license or permit of any Governmental Entity (collectively, "Laws"),
                                                                    ----
except for violations or possible violations that, individually or in the aggregate, have not had and are not reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. Except as set forth in the Company Reports filed prior to the date hereof, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct the same.

          (j) Takeover Statutes.  No "fair price," "moratorium" or "control
              -----------------
share acquisition" anti-takeover statute or regulation of the State of Delaware or the Commonwealth of Massachusetts (each a "Takeover Statute") is applicable
                                              ----------------
to the Company, the Shares, the Offer, the Merger or any of the other transactions contemplated by this Agreement. The Board of Directors of the Company has approved the Offer, the Merger and this Agreement, and such approval is sufficient to render inapplicable to the Offer, the Merger, this Agreement, and the transactions contemplated by this Agreement the provisions of Section 203 of DGCL to the extent, if any, such Section is applicable to the Offer, the Merger, this Agreement and the transactions contemplated by this Agreement.

          (k) Environmental Matters.
              ---------------------

              (i) The term "Environmental Laws" means any Federal, state, local or foreign statute, treaty, ordinance, rule, regulation, policy, permit, consent, approval, license, judgment, order, decree or injunction relating to:
(A) Releases (as defined in 42 U.S.C. (S) 9601(22)) or threatened Releases of Hazardous Material (as hereinafter defined) into the environment, (B) the generation, treatment, storage, presence, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material, (C) natural resources, or (D) the environment, and includes all "Environmental Laws" as they are defined in any indemnification provision in any contract, lease, or agreement to which Company is a party. The term "Hazardous Material" means (1) hazardous substances (as defined in 42 U.S.C. (S) 9601(14)), (2) petroleum, including crude oil and any fractions thereof, (3) natural gas, synthetic gas and any mixtures thereof, (4) asbestos and/or asbestos containing materials, (5) PCBs or materials containing PCBs, (6) radioactive materials, and (7) "Hazardous Substance" or "Hazardous Material" as those terms are defined in any indemnification provision in any contract, lease, or agreement to which the Company is a party.

              (ii) During the period of ownership or operation by the Company and its Subsidiaries of any of their current or previously owned or leased properties, and to the knowledge of the executive officers of the Company there have been no Releases of Hazardous Material by the Company or any of its Subsidiaries in, on, under or affecting such properties or any surrounding site, and neither the Company nor any of its Subsidiaries has disposed of any Hazardous Material in a manner that has led, or could reasonably be anticipated to lead to a Release, except in each case for those which individually or in the aggregate would not have a Company Material Adverse Effect, and except as disclosed in the Company Reports. Except as set forth on
Schedule 5.1(k), to the knowledge of the executive officers of the Company there have been no Releases of Hazardous Material by the Company or any of its Subsidiaries in, on, under or affecting such properties or any surrounding site at times outside of such periods of ownership, operation, or lease or by any other party except in each case for those which individually on in the aggregate would not have a Company Material Adverse Effect. To the knowledge of the executive officers of the Company no third party property is contaminated with any Hazardous Substances that may subject the Company or any of its Subsidiaries to liability under any Environmental Laws. The Company and its Subsidiaries have not received any written notice of, or entered into any order, settlement or decree relating to: (A) any violation of any Environmental Laws or the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party in connection with any alleged violation of Environmental Laws, (B) the response to or remediation of Hazardous Material at or arising from any of the Company's properties or any Subsidiary's properties. The properties currently owned or operated by the Company or any of its Subsidiaries possesses all material permits, licenses, authorizations and approvals required under applicable Environmental Laws with respect to the conduct of business thereat, and are in compliance with all Environmental Laws, except where instances of noncompliance would not, individually or in the aggregate, be reasonable likely to have a Company Material Adverse Effect.

              (iii) To the knowledge of the executive officers of the Company there are no circumstances or conditions involving the Company, any of its Subsidiaries or their respective employees that could reasonably be expected to result in any material claims, liability or investigations under any Environmental Law or relating to Hazardous Substances arising out of the ownership, operation, management of all or any portion of a facility, or out of the arrangement for the treatment, transportation, or disposal of, or ownership or possession or choice of the treatment, storage or disposal facility for, any material with respect and to the extent to which the Company or its Subsidiaries provided services before the Closing.

          (l)  Intellectual Property.  The Company and its subsidiaries own, or
               ---------------------
are validly licensed or otherwise have the right to use all (i) foreign and United States federal and state patents, trademarks, trade names, service marks and copyright registrations (other than the name and mark "Fluor Daniel"), (ii) foreign and United States federal and state patent, trademark, trade name, service mark and copyright applications for registration, (iii) common law claims to trademarks, service marks and trade names (other than the name and mark "Fluor Daniel"), (iv) claims of copyright which exist although no registrations have been issued with respect thereto, (v) fictitious business name filings with any state or local Governmental Entity and (vi) inventions, concepts, designs, improvements, original works of authorship, computer programs, know-how, research and development, techniques, modifications to existing copyrightable works of authorship, data and other proprietary and intellectual property rights (whether or not patentable or subject to copyright, mask work or trade secret protection), in each case which are material to the conduct of the business of the Company and its Subsidiaries, taken as a whole (collectively, the "Intellectual Property Rights"). There are no Liens other
                    ----------------------------
than

Permitted Liens on the Intellectual Property Rights. There are no outstanding and, to the Company's knowledge, no threatened disputes or disagreements with respect to any Contract in respect of the Intellectual Property Rights.

          (m)  Taxes.  Except as set forth on Schedule 5.1(m), (i) the
               -----                          ---------------
Company and its Subsidiaries have timely filed or will timely file all returns and reports required to be filed by them with any taxing authority with respect to Taxes for any period ending on or before the date hereof, taking into account any extension of time to file granted to or obtained on behalf of the Company or any of its Subsidiaries, and all such returns and reports are correct and complete in all material respects; (ii) all Taxes shown to be payable on such returns or reports that are due prior to the date hereof have been timely paid;
(iii) as of the date hereof, no deficiency for any amount of Tax has been asserted or assessed or, to the Company's knowledge, has been threatened or is likely to be assessed by a taxing authority against the Company or any of its Subsidiaries other than deficiencies as to which adequate reserves have been provided for in the Company's consolidated financial statements; (iv) the Company has provided in accordance with GAAP adequate reserves in its consolidated financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns; (v) no claim has ever been made by an authority in a jurisdiction where the Company or any of its Subsidiaries do not file Tax Returns that any of the Company or its Subsidiaries are or may be subject to taxation by that jurisdiction; (vi) no contract of the Company or any Subsidiary that is a long-term contract (for purposes of Section 460 of the
Code) has been reported on a method of tax accounting other than the 100 percent percentage of completion method for income tax purposes; (vii) neither the Company nor any Subsidiary has been included in any consolidated, combined or unitary Tax Return (other than for a group of which the Company is the common parent) provided for under the laws of the United States, any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired; and neither the Company nor any Subsidiary has any liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise; (viii) as of the Closing Date there will be no excess loss accounts, deferred intercompany gains or losses, or other like items pertaining to the Company or any of its Subsidiaries; and (ix) none of the Company or any of its Subsidiaries has entered into transfer pricing agreements or other like arrangements with respect to any foreign jurisdiction. For purposes of this Agreement, "Taxes" means any and all taxes, fees, levies,
                             -----
duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or other taxing authority, including taxes or other charges on or with respect to net or gross income, franchises, windfall or other profits, gross receipts, property, sales, use, Capital Stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges. Neither the Company nor any of its Subsidiaries is subject to any Tax sharing agreement. No payments to be made to any of the employees of the Company or any of its Subsidiaries will, as a direct or indirect result of the Offer or the consummation of the Merger, be subject to the deduction limitations of Section 280G of the Code.

          (n)  Labor Matters.  Except as disclosed in Schedule 5.1(n), neither
               -------------                          ---------------
the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of any proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization, nor is there pending or, to the knowledge of the Company, threatened, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving the Company or any of its Subsidiaries.

          (o)  Insurance.  The Company maintains insurance policies (the
               ---------
"Insurance Policies") against all risks of a character and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses. Each Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full. Other than the FD D&O Insurance policy, which has been previously provided to Parent, none of the Insurance Policies will terminate or lapse (or be affected in any other materially adverse manner) by reason of the transactions contemplated by this Agreement. The Company and its Subsidiaries have complied in all material respects with the provisions of each Insurance Policy under which it is the insured party. No insurer under any Insurance Policy has canceled or generally disclaimed liability under any such policy or, to the Company's knowledge, indicated any intent to do so or not to renew any such policy. All material claims under the Insurance Policies have been filed in a timely fashion.

          (p)  Brokers and Finders.  Neither the Company nor any of its
               -------------------
Subsidiaries, officers, directors, or employees or other Affiliates has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Offer, the Merger or the other transactions contemplated by this Agreement, except that the Company has employed the Financial Advisor, the arrangements with which have been disclosed to Parent prior to the date hereof.

          (q)  Certain Business Practices.  Neither the Company, any of its
               --------------------------
Subsidiaries nor any directors, officers, agents or employees of the Company or any of its Subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity;
(ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iii) made any other payment prohibited by applicable Law.

          (r)  Customers.  The documents and information supplied by the Company
               ---------
to Parent, Merger Sub or any of their representatives in connection with this Agreement with respect to relationships and volumes of business done with significant customers was accurate in all material respects.

          (s)  Government Contracts.  Except as disclosed in Schedule 5.1(s):
               --------------------

               (i) With respect to each Government Contract or Bid to which the Company and/or any of its Subsidiaries is a party: (1) all representations and certifications were current, accurate and complete when made, and the Company and its Subsidiaries have fully complied with all such representations and certifications; (2) since October 1, 1995, no allegation has been made, either orally or in writing, that the Company or any of its Subsidiaries is in breach or violation of any material statutory, regulatory or contractual requirement; (3) since October 1, 1995, no termination for convenience, termination for default, cure notice or show cause notice has been issued; (4) since October 1, 1995, no cost in excess of $200,000 incurred by the Company, any of its Subsidiaries or any of their respective subcontractors has been questioned or disallowed; and (5) since October 1, 1995, no money due to the Company or any of its Subsidiaries has been (or has threatened to be) withheld or set off.

               (ii) Neither the Company, any of its Subsidiaries, any of their respective Affiliates, nor any of the Company's or any of its Subsidiaries' directors, officers, employees, agents or consultants is (or for the last three years has been) (1) under administrative, civil or criminal investigation, indictment or information, audit or internal investigation with respect to any alleged irregularity, misstatement or omission regarding a Government Contract or Bid; or (2) suspended or debarred from doing business with any governmental authority or declared nonresponsible or ineligible for government contracting. None of the Company, any of its Subsidiaries or any of their respective Affiliates has made a voluntary disclosure to any governmental authority with respect to any alleged material irregularity, misstatement or omission arising under or relating to any Government Contract or Bid. The Company knows of no circumstances that would warrant the institution of suspension or debarment proceedings or the finding of nonresponsibility or ineligibility on part of the Company or any of its Subsidiaries in the future.

               (iii) Since October 1, 1995, no governmental authority or any prime contractor, subcontractor or vendor has asserted any claim or initiated any dispute proceeding against the Company or any of its Subsidiaries, nor has the Company or any of its Subsidiaries asserted any claim or initiated any dispute proceeding, directly or indirectly, against any such party, concerning any Government Contract or Bid, in each case involving an amount in excess of $100,000. There are no facts of which the executive officers of the Company are aware upon which such a claim or dispute proceeding may be based in the future.

               (iv)  Definitions.  The following terms, as used herein, shall
                     -----------
have the following meanings:

          "Bid" means any quotation, bid or proposal by the Company, any of its
           ---
Subsidiaries or any of their respective Affiliates which, if accepted or awarded, would lead to a contract with a governmental authority or any other entity, including a prime contractor or a higher tier subcontractor to a governmental authority, for the design, manufacture or sale of products or the provision of services by the Company or any of its Subsidiaries.

          "Governmental Contract" means any prime contract, subcontract, teaming
           ---------------------
agreement or arrangement, joint venture, basic ordering agreement, letter contract, purchase order, delivery order, Bid, change order, arrangement or other commitment of any kind relating to the business of the Company or any of its Subsidiaries between the Company and/or any of its

Subsidiaries and (1) any governmental authority, (2) any prime contractor to a governmental authority or (3) any subcontractor with respect to any contract described in clause (1) or (2).

          (t) Cash Availability.  As of the date hereof, the Company has cash,
              -----------------
cash equivalents and marketable securities which are free, unencumbered and available for use (in the case of marketable securities, when liquidated), including for payment for the Shares in the Offer following consummation of the Offer, in the amount of at least $20 million.

     5.2.  Representations and Warranties of Parent and Merger Sub.  Parent and
           -------------------------------------------------------
Merger Sub each hereby represents and warrants to the Company as follows:

           (a) Organization, Good Standing and Qualification.  Each of Parent
               ---------------------------------------------
and Merger Sub (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and (iii) is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in such good standing, when taken together with all other such failures, has not had and is not reasonably likely to have a Parent Material Adverse Effect (as defined in Section 9.2). Parent has made available to the Company a complete and correct copy of Parent's certificate or incorporation and bylaws, as amended to the date hereof. Parent's certificate of incorporation and bylaws so delivered are in full force and effect.

           (b) Ownership of Merger Sub.  All of the issued and outstanding
               -----------------------
Capital Stock of Merger Sub is, and at the Effective Time will be, owned by Parent, and there are no (i) other outstanding shares of Capital Stock or other voting securities of Merger Sub, (ii) securities of Merger Sub convertible into or exchangeable for shares of Capital Stock or other voting securities of Merger Sub or (iii) options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any Capital Stock, other voting securities or securities convertible into or exchangeable for Capital Stock or other voting securities of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

           (c) Corporate Authority.
               -------------------

               (i) Each of Parent and Merger Sub has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Offer and the Merger. Assuming due execution and delivery by the Company, this Agreement is a valid and binding agreement of Parent and Merger Sub, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy laws or creditors' rights generally or by general principles of equity.

               (ii) The Boards of Directors of Parent and Merger Sub have unanimously approved this Agreement and the Merger and the other transactions contemplated hereby, including, without limitation, the Offer.

           (d) Governmental Filings; No Violations.
               -----------------------------------

               (i)  Other than the filings and/or notices (A) pursuant to
Section 1.2, (B) under the HSR Act and the Exchange Act, (C) to comply with state securities or "blue sky" laws, and (D) required to be made with the NASD, no notices, reports or other filings are required to be made by Parent or Merger Sub with, nor are any Government Consents required to be obtained by Parent or Merger Sub from, any Governmental Entity, in connection with the execution and delivery of this Agreement by Parent and Merger Sub, the Offer and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of the Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

               (ii) The execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the certificate or bylaws of Parent or Merger Sub, (B) a breach or violation of, or a default under, the acceleration of or the creation of a Lien, on the assets of Parent or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any Contract binding upon Parent or any of its Subsidiaries or any Law to which Parent or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any such Contract, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of the Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

           (e) Brokers and Finders.  Neither Parent nor Merger Sub, nor any of
               -------------------
their respective officers, directors, employees or other Affiliates, has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Offer, the Merger or the other transactions contemplated by this Agreement.

           (f) Financing.  Parent and Merger Sub have possession of, or have
               ---------
available to them under existing lines of credit and on the Expiration Date of the Offer and at the Effective Time, Parent and Merger Sub will have possession of, or have available, assuming that the Company has at least $15 million in cash on the Expiration Date of the Offer, all the funds necessary for the acquisition of all Shares pursuant to the Offer and to perform their respective obligations under this Agreement, including without limitation payment in full for all Shares validly tendered in the Offer or outstanding as of the Effective Time.

           (g) Directors' and Officers' Insurance.  Parent has notified the
               ----------------------------------
insurance broker for its directors' and officers' insurance ("Parent D&O
                                                              ----------
Insurance") of the transactions
---------
contemplated hereby; within ten (10) Business Days of the date hereof will obtain from the carrier for such insurance an acknowledgment that the Company will become a "Subsidiary" (as that term is defined under the Parent D&O Insurance policy) at the time that Merger Sub acquires the FD Shares pursuant to the Offer; and will pay any additional premium required as a result of the Company becoming a "Subsidiary".

                                  ARTICLE VI

                                   COVENANTS

     6.1.  Interim Operations.  The Company covenants and agrees as to itself
           ------------------
and its Subsidiaries that, after the date hereof and prior to the Effective Time (unless Parent shall otherwise approve in writing, which approval shall not be unreasonably withheld or delayed, and except as otherwise expressly contemplated by this Agreement):

           (a) the business of it and its Subsidiaries shall be conducted in the ordinary and usual course consistent with past practices and, to the extent consistent therewith, it and its Subsidiaries shall use commercially reasonable efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates;

           (b) it shall not, (i) issue, sell or otherwise dispose of or subject to Lien (other than Permitted Liens) any of its Subsidiaries' Capital Stock owned by it; (ii) amend its charter, bylaws or, except for any amendment which will not hinder, delay or make more costly to Parent the Offer or the Merger;
(iii) split, combine or reclassify its outstanding shares of Capital Stock; (iv) declare, set aside or pay any dividend payable in cash, stock or property in respect of any Capital Stock; (v) repurchase, redeem or otherwise acquire or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of its Capital Stock or any securities convertible into or exchangeable or exercisable for any shares of its Capital Stock; or (vi) adopt a plan of complete or partial liquidation or dissolution, merger or otherwise restructure or recapitalize or consolidate with any Person other than Merger Sub or another wholly-owned Subsidiary of Parent;

           (c) neither it nor any of its Subsidiaries shall (i) authorize for issuance or issue, sell or otherwise dispose of or subject to any Lien (other than Permitted Liens) any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its Capital Stock of any class or any Voting Debt (other than Shares issuable pursuant to Company Options outstanding on the date hereof); (ii) other than in the ordinary and usual course of business consistent with past practices, transfer, lease, license, guarantee, sell or otherwise dispose of or subject to any Lien (other than Permitted Liens) any other property or assets or incur or modify any material indebtedness or other liability (except for additional borrowings in the ordinary course under lines of credit in existence on the date hereof); (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person except in the ordinary course of business consistent with past practices and except for obligations of Subsidiaries of the Company incurred in the ordinary course of business; (iv) make any loans to any other Person (other than to Subsidiaries of the Company or, customary loans or advances to employees in connection with business-related travel in the ordinary course of business consistent with past practices); or (v) make any commitments for, make or authorize any capital expenditures other than in amounts less than $50,000 individually and $250,000 in the aggregate or, by any means, make any acquisition of, or investment in, assets or stock of any other Person;

           (d) except as may be required to comply with applicable law or by existing contractual commitments, neither it nor any of its Subsidiaries shall
(i) enter into any new agreements or commitments for any severance or termination pay to, or enter into any employment or severance agreement with, any of its directors, officers or employees or consultants except for (a) specific arrangements with 13 of the Company's employees, including one of its directors, which have been previously disclosed to Parent and (b) reasonable severance payments made to employees in the ordinary course of business and consistent with past practices, or (ii) terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify, any Compensation and Benefit Plan or increase or accelerate the salary, wage, bonus or other compensation of any employees or directors (except for increases occurring in the ordinary and usual course of business, which shall include normal periodic performance reviews and related compensation and benefit increases, but not any general across-the-board increases) or consultants or pay or agree to pay any pension, retirement allowance or other employee benefit not required by any existing Compensation and Benefit Plan;

           (e) neither it nor any of its Subsidiaries shall, except as may be required as a result of a change in law or in GAAP, change any of the accounting principles or practices used by it;

           (f) neither it nor any of its Subsidiaries shall revalue in any respect any of its material assets, including writing down the value of inventory or writing-off notes or accounts receivable, other than in the ordinary course of business consistent with past practices;

           (g) neither it nor any of its Subsidiaries shall settle or compromise any material claims or litigation or terminate or materially amend or modify any of its material Contracts or waive, release or assign any material rights or claims;

           (h) neither it nor any of its Subsidiaries shall make any Tax election or permit any insurance policy naming it as a beneficiary or loss-payable payee to be canceled or terminated;

           (i) neither it nor any of its Subsidiaries shall take any action or omit to take any action that would cause any of its representations and warranties herein to become untrue in any material respect; and

           (j) neither it nor any of its Subsidiaries will authorize or enter into any agreement to do any of the foregoing.

     6.2.  Third Party Acquisitions.
           ------------------------

           (a) The Company agrees that neither it nor any of its Subsidiaries nor any of its or its Subsidiaries' employees or directors shall, and it shall direct and use its best efforts to cause its and its Subsidiaries' agents and representatives (including the Financial Advisor or any other investment banker and any attorney or accountant retained by it or any of its Subsidiaries (collectively, "Company Advisors"))
                                                          ----------------
not to, directly or indirectly, initiate, solicit or otherwise facilitate any inquiries in respect of, or the making of any proposal for, a Third Party Acquisition (as defined in Section 6.2(b)). The Company further agrees that neither it nor any of its Subsidiaries nor any of its or its Subsidiaries' employees or directors shall, and it shall direct and use its best efforts to cause all Company Advisors not to engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Third Party (as defined in Section 6.2(b)) relating to the proposal of a Third Party Acquisition, or otherwise attempt to make or implement a Third Party Acquisition; provided, however, that if at any time prior to the acceptance for payment of Shares pursuant to the Offer, the Company's Board determines in good faith, after taking into consideration the advice of its outside legal counsel, that it is likely to be required in order for its members to comply with their fiduciary duties under applicable law, the Company may, in response to an inquiry, proposal or offer for a Third Party Acquisition which was not solicited subsequent to the date hereof, (x) furnish non-public information with respect to the Company to any such person pursuant to a confidentiality agreement on terms substantially similar to the confidentiality agreement entered into between the Company and Parent prior to the execution of this Agreement and (y) participate in discussions and negotiations regarding such inquiry, proposal or offer; and provided, further, that nothing contained in this Agreement shall prevent the Company or the Company's Board from complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any proposed Third Party Acquisition or withdrawing its recommendation of the Offer or the Merger pursuant to Section 6.2(b). The Company shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Third Parties conducted heretofore with respect to any of the foregoing. The Company shall take the necessary steps to promptly inform all Company Advisors of the obligations undertaken in this Section 6.2(a). The Company agrees to notify Parent as promptly as reasonably practicable in writing if (i) any inquiries relating to or proposals for a Third Party Acquisition are received by the Company, any of its Subsidiaries or any of the Company Advisors, (ii) any confidential or other non-public information about the Company or any of its Subsidiaries is requested from the Company, any of its Subsidiaries or any of the Company Advisors, or (iii) any negotiations or discussions in connection with a possible Third Party Acquisition are sought to be initiated or continued with the Company, any of its Subsidiaries or any of the Company Advisors indicating, in connection with such notice, the principal terms and conditions of any proposals or offers, and thereafter shall keep Parent informed in writing, on a reasonably current basis, on the status and terms of any such proposals or offers and the status of any such negotiations or discussions. The Company also agrees promptly to request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company or any of its Subsidiaries, if any, to return all confidential information heretofore furnished to such Person by or on half of the Company or any of its Subsidiaries.

           (b) Except as permitted by this Section 6.2(b), the Company's Board shall not withdraw its recommendation of the Offer or the Merger and the other transactions contemplated hereby or approve or recommend, or cause the Company to enter into any agreement with respect to, any Third Party Acquisition. Notwithstanding the preceding sentence, if the Company's

Board determines in its good faith judgment, after taking into consideration the advice of its outside legal counsel, that it is likely to be required in order for its members to comply with their fiduciary duties under applicable law, the Company's Board may withdraw its recommendation of the Offer or the Merger and the other transactions contemplated hereby, or approve or recommend or cause the Company to enter into an agreement with respect to a Superior Proposal (as defined below); provided, however, that the Company shall not be entitled to enter into any agreement with respect to a Superior Proposal unless this Agreement is concurrently terminated by its terms pursuant to Section 8.3(c). For purposes of this Agreement, "Third Party Acquisition" means the occurrence
                                 -----------------------
of any of the following events: (i) the acquisition of the Company by merger or otherwise by any Person (which includes a "person" as such term is defined in
Section 13(d)(3) of the Exchange Act) other than Parent, Merger Sub or any Affiliate thereof (a "Third Party"); (ii) the acquisition by a Third Party of
                      -----------
20% or more of the total assets of the Company and its Subsidiaries, taken as a whole (other than the purchase of the Company's products in the ordinary course of business); (iii) the acquisition by a Third Party of 20% or more of the outstanding Shares; (iv) the adoption by the Company of a plan of partial or complete liquidation or the declaration or payment of an extraordinary dividend;
(v) the repurchase by the Company or any of its Subsidiaries of 20% or more of the outstanding Shares; or (vi) the acquisition by the Company or any of its Subsidiaries by merger, purchase of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment in any business whose annual revenues, net income or assets is equal to or greater than 20% of the annual revenues, net income or assets of the Company and its Subsidiaries, taken as a whole. For purposes of this Agreement, a "Superior Proposal" means any bona
                                               -----------------
fide proposal to acquire directly or indirectly for consideration consisting of cash and/or securities more than 50% of the Shares then outstanding or all or substantially all the assets of the Company and its Subsidiaries, taken as a whole, and otherwise on terms which the Board of Directors of the Company by a majority vote determines in its good faith judgment (after consultation with the Financial Advisor or another financial adviser of nationally recognized reputation) to be reasonably capable of being completed (taking into account all material legal, financial, regulatory and other aspects of the proposal and the Third Party making the proposal, including the availability of financing therefor) and more favorable to the Company's stockholders from a financial point of view than the transactions contemplated by this Agreement.

     6.3.   Filings; Other Actions; Notification.
            ------------------------------------

            (a) If a vote of the Company's stockholders is required by law in order to consummate the Merger, the Company shall promptly, following consummation of the Offer, prepare and file with the SEC the Proxy Statement, which shall include the recommendation of the Company's Board that stockholders of the Company vote in favor of the approval and adoption of this Agreement and the written opinion of the Financial Advisor that the cash consideration to be received by the stockholders of the Company pursuant to the Merger is fair to such stockholders from a financial point of view. The Company shall use all reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after such filing, and promptly thereafter mail the Proxy Statement to the stockholders of the Company. The Company shall also use its best efforts to obtain all necessary state securities law or "blue sky" permits and approvals required in connection with the Merger and to consummate the other transactions contemplated by this Agreement and will pay all expenses incident thereto.

           (b) Upon and subject to the terms and conditions set forth in this Agreement, the Company and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) all reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable Laws to consummate and make effective the Offer, the Merger and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as practicable all permits, consents, approvals and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Offer, the Merger or any of the other transactions contemplated by this Agreement; provided, however, that nothing in this Section 6.3 shall require, or be construed to require, Parent to proffer to, or agree to, sell or hold separate and agree to sell, before or after the Effective Time, any material assets, businesses or any interest in any material assets or businesses of Parent, the Company or any of their respective Affiliates (or to consent to any sale, or agreement to sell, by the Company of any of its material assets or businesses) or to agree to any material change in or material restriction on the operations of any such assets or businesses; provided, further, that nothing in this Section 6.3 shall require, or be construed to require, a proffer or agreement that would, in the reasonable judgment of Parent, be likely to have a material adverse effect on the anticipated financial condition, properties, business or results of operations of the Parent and its Subsidiaries after the Merger, taken as a whole, in order to obtain any necessary or advisable consent, registration, approval, permit or authorization from any Governmental Agency. Subject to applicable Laws relating to the exchange of information, Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Offer, the Merger and the other transactions contemplated by this Agreement, including the Proxy Statement. In exercising the foregoing right, the Company and Parent shall act reasonably and as promptly as practicable.

           (c) Each of the Company and Parent shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with filings pursuant to the HSR Act, the Proxy Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any Governmental Entity or other Person (including the NASD) in connection with the Offer, the Merger and the other transactions contemplated by this Agreement.

           (d) Each of the Company and Parent shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as the case may be, or any of their respective Subsidiaries, from any third party and/or any Governmental Entity alleging that the consent of such third party or Governmental Entity is or may be required with respect to the Offer, the Merger and the other transactions contemplated by this Agreement. Each of the Company and Parent shall give prompt notice to the other of (i) the occurrence or non-occurrence of any fact or event which would be reasonably likely (x) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time or (y) to cause any covenant, condition or agreement under this Agreement not to be complied with or satisfied and (ii) any failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

     6.4.  Information Supplied.  Each of Parent and the Company agrees, as to
           --------------------
information provided by itself and its Subsidiaries, that none of the information included or incorporated by reference in the proxy statement, if any, delivered by the Company to its stockholders in connection with the Merger and any amendment or supplement thereto (the "Proxy Statement") will, at the
                                              ---------------
time the Proxy Statement is cleared by the SEC, at the date of mailing to stockholders of the Company, and at the time of the Stockholders Meeting (as defined in Section 6.5),contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     6.5.  Stockholders Meeting.
           --------------------

           (a) If a vote of the Company's stockholders is required by law in order to consummate the Merger, the Company will, following consummation of the Offer, take, in accordance with applicable Law and its certificate of incorporation and bylaws, all action necessary to convene a meeting of holders of Shares (the "Stockholders Meeting") as promptly as practicable after the
                --------------------
Proxy Statement is cleared by the SEC to consider and vote upon the approval of this Agreement. The Proxy Statement shall include a statement that the Company's Board approved this Agreement and recommended that the Company's stockholders vote in favor of this Merger, and the Company shall use all reasonable and customary efforts to solicit such approval; provided, however, that if the Company's Board determines in good faith, after taking into consideration the advice of its outside legal counsel, that the Proxy Statement not containing such recommendation is likely to be required in order for its members to comply with their fiduciary duties under applicable law, then any failure of the Proxy Statement to contain such recommendation shall not constitute a breach of this Agreement. Notwithstanding the foregoing, if Parent, Merger Sub and/or any other Subsidiary of Parent shall acquire at least 90% of the outstanding Shares, the parties shall take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after consummation of the Offer without a Stockholders Meeting in accordance with Section 253 of the DGCL.

           (b) Following the purchase of Shares, if any, pursuant to the Offer, Parent shall ensure that all such Shares purchased continue to be held by Parent, Merger Sub, and/or a direct or indirect wholly-owned subsidiary of Parent until such time as the Merger is consummated. At the Stockholders Meeting, Parent agrees to cause all Shares purchased pursuant to the Offer and all other Shares owned by Parent, Merger Sub or any Subsidiary of Parent to be voted in favor of the Merger.

     6.6.  Access.  Upon reasonable notice, and except as may otherwise be
           ------
required by applicable law or relevant contractual provisions contained in such agreements, the Company shall (and shall cause its Subsidiaries to) (i) afford Parent's officers, employees, counsel, accountants and other authorized representatives (collectively, "Representatives") access, during normal business hours throughout the period
 ---------------
prior to the Effective Time, to its properties, books, contracts and records and, during such period, (ii) furnish promptly to Parent all information concerning its business, properties and personnel as may reasonably be requested; provided, however, that no investigation pursuant to this Section 6.6 shall affect or be deemed to modify any representation or warranty made by the Company. All requests for information made pursuant to this Section 6.6 shall be directed to an executive officer of the Company or such Person as may be designated by its officers. All of the information provided to or obtained by Parent, its Affiliates and Representatives shall be treated as "Confidential Information" under, and the parties shall comply with, and shall cause their respective Representatives to comply with, all their respective obligations under, the Confidentiality Agreement, dated July 28, 1998, between the Company and Parent (the "Confidentiality Agreement").
                 -------------------------

     6.7.  Publicity.  The initial press release concerning the Merger has been
           ---------
approved by Parent and the Company and thereafter the Company and its Subsidiaries, on the one hand, and Parent and Merger Sub, on the other hand, shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any Governmental Entity or other Person (including the New York Stock Exchange or the NASD) with respect hereto, except as may be required by law or by obligations pursuant to any listing agreement.

     6.8.  Status of Company Employees; Company Stock Options; Employee Benefits
           ---------------------------------------------------------------------

           (a) Parent agrees that following the Effective Time, the employees of the Company and its Subsidiaries who are employed by the Surviving Corporation or its Subsidiaries ("Company Employees") shall become eligible to participate
                      -----------------
in the employee benefit plans and arrangements maintained by Parent or its Subsidiaries ("Parent Benefit Plans") including, without limitation, severance
               --------------------
plans, in the same manner as similarly situated employees of Parent. Parent or its Subsidiaries shall grant the Company Employees credit for all service credited by the Company for purposes of eligibility, vesting and the determination of benefits under vacation and severance pay plans. Parent shall, and shall cause the Surviving Corporation to, honor in accordance with their terms all employee benefit obligations to current and former employees under the Compensation and Benefit Plans in existence on the date hereof (including, without limitation, the plans and agreements listed on Schedule 5.1(h)(i)) and
                                                       ------------------
all employment or severance agreements entered into by the Company or adopted by the Company's Board prior to the Effective Date (collectively, the "Employment
                                                                    ----------
and Severance Agreements"); it being understood that nothing contained herein
------------------------    -------------------
shall limit or restrict the ability of Parent to modify or terminate any Compensation and Benefit Plan, or to merge any Compensation and Benefit Plan with any other plan, other than the Employment and Severance Agreements, following the Effective Time.

           (b) From and after the date hereof, the Company agrees that, except with respect to grants in connection with offers of employment outstanding on October 23, 1998, it will not grant additional stock options under the Stock Option Plans.

          (c) Any pre-existing condition exclusion under any Parent Benefit Plan providing medical or dental benefits shall be waived for any Company Employee who, immediately prior to commencing participation in such Parent Benefit Plan, was participating in a Company Benefit Plan providing medical or dental benefits and had satisfied any pre-existing condition provision under such Company Benefit Plan. Any expenses that were taken into account under a Company Benefit Plan providing medical or dental benefits in which the Company Employee participated immediately prior to commencing participation in a Parent Benefit Plan providing medical or dental benefits shall be taken into account to the same extent under such Parent Benefit Plan, in accordance with the terms of such Parent Benefit Plan, for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions and life-time benefit limits.

     6.9. Expenses.  The Surviving Corporation shall pay all charges and
          --------
expenses, including those of the Exchange Agent, in connection with the transactions contemplated in Article IV. Except as otherwise provided in Sections 8.5, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense.

     6.10.  Indemnification; Directors' and Officers' Insurance.
            ---------------------------------------------------

            (a) From and after the Effective Time, Parent and the Surviving Corporation shall jointly and severally indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time a director, officer, employee or agent of the Company or any of its Subsidiaries (when acting in such capacity) (each individually an "Indemnified Party", and collectively, the "Indemnified
                       -----------------                          -----------
Parties"), against any costs or expenses (including reasonable attorneys' fees
-------
and expenses), judgments, settlement amounts, fines, losses, claims, demands, damages or liabilities (collectively, "Costs") incurred in connection with any
                                       -----
claim, action, suit, proceeding or investigation, whether civil, criminal or administrative (each, a "Claim") arising out of matters existing or occurring
                         -----
prior to or after the Effective Time, whether threatened, asserted or claimed prior to, at or after the Effective Time, which is based in whole or in part on, or arising in whole or in part out of the fact that such person is or was a director (including as a member of the Special Committee) or officer of the Company or any of its Subsidiaries including, without limitation, all Costs based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, including the Offer and the Merger, to the fullest extent that the Company would have been permitted under the DGCL and its certificate of incorporation, bylaws and other agreements in effect on the date hereof to indemnify such individual. Parent shall, or shall cause the Company (or the Surviving Corporation after the Effective Time) to, pay all Costs in advance of the final disposition of any Claim to each Indemnified Party to the fullest extent provided in the Company's certificate of incorporation or bylaws as in effect on the date hereof, subject to receipt by Parent or the Company (or the Surviving Corporation after the Effective Time) of an undertaking by or on behalf of such Indemnified Party contemplated by Section 145(e) of the DGCL. Without limiting the generality or effect of the foregoing, in the event any Claim is brought against any Indemnified Party (whether arising before or after the Effective Time) and, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, there is a conflict on any significant issue between the position of the Company and an Indemnified Party, the Indemnified Parties may retain counsel of their choice, which counsel shall be reasonably satisfactory to Parent and the Company (or the Surviving Corporation after the Effective Time) (it being understood that Testa, Hurwitz & Thibeault, LLP is acceptable to Parent and the Company (and the Surviving Corporation after the Effective Time)), and Parent shall, or shall cause the Company (or the Surviving Corporation after the Effective Time) to, pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received. The Indemnified Parties as a group may not retain more than one law firm (in addition to local counsel) to represent them with respect to each such matter unless there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. The Company, Parent and the Merger Sub (or the Surviving Corporation after the Effective
Time) agree that all rights to indemnification, including provisions relating to advances of Costs incurred with respect to matters occurring through the Effective Time, shall survive six years from the Effective Time; provided, however, that all rights to indemnification in respect of any Claim asserted or made within such period shall continue until the disposition of such Claim.

          (b) Any Indemnified Party wishing to claim indemnification under subsection (a) of this Section 6.l0, upon learning of any such Claim, shall promptly notify Parent and the Surviving Corporation thereof (but the failure so to notify Parent and the Surviving Corporation shall not relieve them from any liability which they may have under this Section 6.10 except to the extent such failure materially prejudices such party). In the event of any such Claim (whether arising before or after the Effective Time), Parent and the Surviving Corporation shall have the right to assume the defense of any Claim for which an Indemnified Party is entitled to indemnification under subsection (a) of this
Section 6.10 with counsel reasonably acceptable to such Indemnified Party (which right shall not affect the right of the Indemnified Parties to be reimbursed for fees and expenses of separate counsel under the circumstances specified in
Section 6.10(a)). Except as otherwise provided in this Section 6.10, neither the Parent nor the Surviving Corporation shall be liable to any such Indemnified Party for any legal expenses of other counsel or any other expenses incurred by such Indemnified Party in connection with the defense thereof after either the Parent or the Surviving Corporation, as the case may be, have assumed the defense of such Claim. The Indemnified Party will cooperate in all respects as reasonably requested by Parent or the Surviving Corporation, as the case may be, in the defense of any such matter and in connection therewith, shall be entitled to reimbursement by Parent of reasonable expenses incurred in connection therewith on a current basis. Neither Parent nor the Surviving Corporation, as the case may be, shall have any obligation hereunder to any Indemnified Party if and when a court shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnified Party in the manner contemplated by this Section 6.10 is prohibited by law. If such indemnity is not available with respect to any Indemnified Party, then Parent, the Company and the Merger Sub (or the Surviving Corporation after the Effective Date), on the one hand, and the Indemnified Party, on the other hand, shall contribute to the amount payable in such proportion as is appropriate to reflect relative faults and benefits.

          (c) The Company shall purchase, and Parent shall reimburse the Company at the Closing for the fully prepaid premium expense incurred for "Prior Acts" Directors' & Officers' Liability Insurance to be effective with the signing of this Agreement. It is agreed the policy term will be for six years from the date of this Agreement without restriction as to when any alleged or actual wrongful acts or omissions may have occurred up to and including the date of sale of the FD Shares to Merger Sub pursuant to the Offer. The policy limits combining both coverage agreements A & B (individual directors & officers liability insurance and corporate reimbursement coverage) will be no less than $25 million limits for the policy term with no more than a $250,000 deductible for coverage B (corporate reimbursement coverage). The corporate reimbursement coverage part is to be extended to provide indemnity to the Company, FD and Parent for their obligations, if any, to indemnify the individual directors and officers of the Company, including its predecessor or successor names, if any, for the Company directors' and officers' actual or alleged acts, errors or omissions committed prior to or on the date of sale of the FD Shares to Merger Sub. Other terms and conditions are to be no less advantageous to the intended beneficiaries thereof than FD's existing directors' and officers' liability coverage. This insurance policy is also to be primary to any other insurance or indemnity obligation owed to the individuals from any of the parties to this Agreement. The Company shall not, without prior written consent of Parent, purchase such coverage if the total cost of the coverage exceeds $200,000. This insurance is to be noncancellable except for the nonpayment of premium or the ultimate failure of the FD Shares being purchased by Merger Sub.

          (d) The provisions of this Section 6.10 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and estates. Nothing in this Section 6.10 shall limit in any way any other rights to indemnification that any current or former director or officer of the Company or any of its Subsidiaries may have by contract or otherwise.

          (e) Without limiting the effect of subsections (a) or (c) of this
Section 6.10, from and after the Effective Time, the Surviving Corporation shall fulfill, assume and honor in all respects the obligations of the Company or any of its Subsidiaries pursuant to the Company's or any of its Subsidiaries certificate of incorporation, bylaws and any indemnification agreement between the Company or any of its Subsidiaries which is set forth on Schedule 6.10 and
                                                             -------------
any of their respective directors and officers existing and in force as of the Effective Time. The Surviving Corporation agrees that the indemnification obligations set forth in the Company's certificate of incorporation and bylaws, in each case as of the date of this Agreement, shall survive the Merger (and, as of or prior to the Effective Time, Parent shall cause the bylaws of Merger Sub to reflect such provisions). No subsequent amendment of the provisions of the bylaws of the Surviving Corporation shall affect the indemnification obligations of Parent or the Surviving Corporation in any manner that would adversely affect the rights of the Indemnified Parties under this Section 6.10.

          (f) If Parent or the Surviving Corporation or any of its successors or assigns (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or Person of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any Person, then and in each such case, proper provisions shall be made so that the successors and assigns of the Parent and Surviving Corporation shall assume all of the obligations set forth in this
Section 6.10.

     6.11.  Other Actions by the Company and Parent.  If any Takeover Statute is
            ---------------------------------------
or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of Parent and the Company and their respective Boards of Directors shall grant such approvals and take such lawful actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or by the Merger and otherwise act to eliminate or minimize the effects of such statute, and any regulations promulgated thereunder, on such transactions.

     6.12.  Tender of Shares by FD; Cancellation of FD Stock Option.  FD agrees
            -------------------------------------------------------
that it will tender all Shares owned by it or any of its Affiliates (including the FD Shares) in, and will not withdraw such Shares from, the Offer. FD further agrees that FD Stock Option Agreement described in Schedule 5.1(h) shall be deemed cancelled as of the date on which Parent delivers the Notice of Acceptance to the Depositary.

     6.13.  Parent Stock Option; Exercise; Adjustments.
            ------------------------------------------

          (a) Subject to the terms and conditions set forth herein, the Company hereby grants to Parent an irrevocable option (the "Parent Option") to purchase
                                                    -------------
that number of authorized and unissued shares of Common Stock equal to 14% of the outstanding Shares immediately after the exercise of the Parent Option (the "Option Shares") at a purchase price per Option Share equal to the Offer Price
 -------------
(the "Option Price").  Subject to the conditions set forth in subsection (c)
      ------------
below, the Parent Option may be exercised by Parent, in whole or in part, at any time or from time to time after the date on which Parent has accepted for payment the Shares tendered pursuant to the Offer and prior to the termination of this Agreement pursuant to Article VIII. If Parent wishes to exercise the Parent Option, Parent shall send a written notice to the Company (the "Exercise
                                                                       --------
Notice") specifying a date (not earlier than the next Business Day following the
------
date such notice is given) for the closing of such purchase and containing a representation by Parent that upon the issuance and delivery of the Option Shares, there will be no further conditions precedent that need to be satisfied for Parent and Merger Sub to effect the Merger, and that Parent and Merger Sub will take all actions required on their respective parts to effect the Merger.

          (b) In the event of any change in the number of issued and outstanding Shares by reason of any stock dividend, stock split, split-up, recapitalization, merger or other change in the corporate or capital structure of the Company, the number of Option Shares and the Option Price shall be appropriately adjusted to restore Parent to its rights hereunder.

          (c) The Company's obligation to issue and deliver the Option Shares upon exercise of the Parent Option is subject only to the following conditions:

              (i) No preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the United States prohibiting the delivery of the Option Shares shall be in effect;

          (ii) Any applicable waiting periods under the HSR Act, or other applicable United States or foreign Laws shall have expired or been terminated; and

          (iii) The number of Option Shares plus the number of Shares accepted for payment by Parent pursuant to the Offer will, upon issuance of the Option Shares, constitute at least ninety percent (90%) of the Company's issued and outstanding shares of Common Stock.

     (d) Any closing hereunder shall take place on the date specified by Parent in its Exercise Notice delivered pursuant to subsection (a) above at 9:00 a.m., Pacific time, or the first day thereafter on which all of the conditions in subsection (c) above are met, at the offices of Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, California, or at such other time and places as the parties may agree (the "Option Closing Date"). On the Option Closing Date,
                            -------------------
the Company will deliver to Parent a certificate or certificates representing the Option Shares in the denominations designated by Parent in the Exercise Notice and Parent will purchase such Option Shares from the Company at a price per Option Share equal to the Option Price. Any payment made by Parent to the Company pursuant to this subsection (d) shall be made by certified, cashier's or bank check or by wire transfer of immediately available funds to an account designated by the Company. The certificates representing the Option Shares may bear an appropriate legend relating to the fact that such Option Shares have not been registered under the Securities Act.

     6.14.  Use of Company Cash.  The Company agrees that prior to the initial
            -------------------
Expiration Date it will take all steps reasonably necessary, after consulting with Parent, to sell any marketable securities owned by it so that on the initial Expiration Date the Company will have maximized its available cash and will thereafter until such time as the Parent Directors are elected invest such cash in overnight investments. Upon the election of the Parent Directors and at the direction of the Company's Board up to $20 million of the available cash of the Company will be loaned to Parent and evidenced by an interest bearing promissory note payable on demand. The proceeds of such loan will be delivered to the Depositary to be used solely to fund the purchase of Shares in the Offer.

                                  ARTICLE VII

                                  CONDITIONS

     7.1. Conditions to Each Party's Obligation to Effect Merger.  The
          ------------------------------------------------------
respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

          (a) Stockholder Approval.  If required by applicable law this
              --------------------
Agreement shall have been duly approved by holders of the number of Shares constituting at least the Company Requisite Vote.

          (b) Regulatory Consents.  The waiting period applicable to the
              -------------------
consummation of the Merger under the HSR Act shall have expired or been terminated and, other than filing the Delaware Certificate of Merger, all filings with any Governmental Entity required to be made prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries, with, and all Government Consents required to be obtained prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company, Parent and Merger Sub shall have been made or obtained (as the case may be), except where the failure to so make or obtain will not result in either a Company Material Adverse Effect or a Parent Material Adverse Effect.

          (c) Litigation.  No court or other Governmental Entity of competent
              ----------
jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the transactions contemplated by this Agreement (collectively, an "Order"), and no Governmental Entity shall have
                             -----
instituted any proceeding seeking any such Order and such proceeding remains unresolved.

     7.2. Conditions to Obligations of Parent and Merger Sub.  The obligations
          --------------------------------------------------
of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent prior to the Effective Time of the following conditions:

          (a) Representations and Warranties.  The representations and
              ------------------------------
warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date it being understood that representations and warranties shall be deemed to be true and correct unless the respects in which the representations and warranties (without giving effect to any "materiality" limitations or references to "material adverse effect" set forth therein) are untrue or incorrect in the aggregate is likely to have a Company Material Adverse Effect.

          (b) Performance of Obligations of the Company and FD.  The Company and
              ------------------------------------------------
FD shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

     7.3. Conditions to Obligations of the Company.  The obligation of the
          ----------------------------------------
Company to effect the Merger is also subject to the satisfaction or waiver by the Company prior to the Effective Time of the following conditions:

          (a) Representations and Warranties.  The representations and
              ------------------------------
warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date it being understood that representations and warranties shall be deemed to be true and correct unless the respects in which the representations and warranties (without giving effect to any "materiality" limitations or references to "material adverse effect" set forth therein) are untrue or incorrect in the aggregate is likely to have a Parent Material Adverse Effect.

          (b) Performance of Obligations of Parent and Merger Sub.  Each of
              ---------------------------------------------------
Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

                                 ARTICLE VIII

                                  TERMINATION

     8.1. Termination by Mutual Consent.  This Agreement may be terminated and
          -----------------------------
the Merger may be abandoned at any time prior to the Effective Time, whether before or after its approval by the stockholders of the Company, by mutual written consent of the Company (through the Continuing Directors, the Special Directors or their designated successors), Parent and Merger Sub, by action of their respective Boards of Directors.

     8.2. Termination by Either Parent or the Company.  This Agreement may be
          -------------------------------------------
terminated and the Merger may be abandoned at any time prior to the Effective Time by either Parent or the Company, by action of their respective Boards of Directors if (a) any Order permanently restraining, enjoining or otherwise prohibiting the Merger shall be entered (whether before or after the approval by the stockholders of the Company) and such Order is or shall have become nonappealable, provided that the party seeking to terminate this Agreement shall have used its reasonable efforts to remove or lift such Order, or (b) the Minimum Condition shall not have been satisfied on or before December 31, 1998;

     8.3. Termination by the Company.  This Agreement may be terminated and the
          --------------------------
Merger may be abandoned at any time prior to the Effective Time, whether before or after its approval by the stockholders of the Company, by the Company if:

          (a) (i) Parent fails to commence the Offer as provided in Section 1.1 or (ii) after December 31, 1998, Parent shall have failed to accept the Shares for payment pursuant to the Offer; provided, however, that the right to terminate this Agreement pursuant to this subsection (a) shall not be available to the Company if it has breached in any material respects its obligations under this Agreement in any manner that shall have proximately contributed to the failure referenced in this subsection (a);

          (b) the Offer is terminated or withdrawn pursuant to its terms without any Shares being purchased thereunder; provided, however, that the right to terminate this Agreement pursuant to this subsection (b) shall not be available to the Company if it has breached in any material respects its obligations under this Agreement in any manner that shall have proximately contributed to the termination or withdrawal of the Offer;

          (c) prior to Parent's purchase of Shares pursuant to the Offer, (i) the Company enters into a binding written agreement with respect to a Superior Proposal after fully complying with the procedures set forth in Section 6.2 and
(ii) the Company concurrently with such termination pays to Parent in immediately available funds all expense reimbursements due Parent pursuant to
Section 8.5(a) and the Termination Fee pursuant to Section 8.5(b)(ii); provided, further, that notwithstanding anything in this Agreement to the contrary, the termination of this

Agreement by the Company pursuant to this subsection (c) shall not be deemed to violate or breach other obligations of the Company under this Agreement; or

          (d) there has been a material breach by Parent or Merger Sub of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured prior to the earlier of (i) twenty
(20) days after written notice of such breach is given by the Company to Parent and (ii) two (2) Business Days before the date on which the Offer expires.

     8.4. Termination by Parent and Merger Sub.  This Agreement may be
          ------------------------------------
terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after its approval by the stockholders of the Company, by Parent and Merger Sub if:

          (a) after December 31, 1998, Parent shall not have accepted Shares for payment pursuant to the Offer; provided, however, that the right to terminate this Agreement pursuant to this subsection (a) shall not be available to Parent and Merger Sub if either of them has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure referred to in this subsection (a);

          (b) the Board of Directors of the Company shall have withdrawn or modified its approval or recommendation of this Agreement in a manner materially adverse to Parent; or

          (c) Parent shall have terminated the Offer in accordance with the provisions of Annex A; provided, however, that the right to terminate this Agreement pursuant to this subsection (c) shall not be available to Parent and Merger Sub if either of them has breached in any material respect its obligations under this Agreement in any manner than shall have proximately contributed to the termination of the Offer.

     8.5. Effect of Termination and Abandonment.
          -------------------------------------

          (a) If this Agreement is terminated and the Merger abandoned pursuant to this Article VIII, this Agreement (other than as set forth in Section 9.1) shall become void and of no further effect with no liability of any party hereto (or any of its directors, officers, employees, agents, stockholders, legal, accounting and financial advisors or other representatives); provided, however, that, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any breach of this Agreement; and provided, further, that the Company shall reimburse Parent in the amount of $400,000 as reimbursement for all of its costs and expenses in connection with this Agreement, the Offer and the Merger unless: (i) the Agreement has been terminated by the parties pursuant to Section 8.1 or by either party pursuant to Section 8.2(a); (ii) the Company has terminated this Agreement pursuant to Sections 8.3(a), 8.3(b) or 8.3(d); or (iii) the Parent has terminated this Agreement pursuant to Section 8.4(a) or Section 8.4(c) and, further, the Company has not breached in any material respect its obligations under this Agreement in any manner which proximately contributed to the failure to close the Merger or Parent's termination of the Offer, respectively.

          (b)(i) In lieu of any liability or obligation to pay damages (other than the obligation to reimburse Parent for expenses pursuant to Section 8.5(a)), if (A) there shall be a proposal by a Third Party for a Third Party Acquisition existing at the time of termination of the Agreement by Parent and Merger Sub, and (B) Parent and Merger Sub shall have terminated this Agreement pursuant to Section 8.4(b) or (c), the Company shall pay to Parent within two
(2) business days after entering into an agreement with respect to such Third Party Acquisition a fee of $1,500,000.

                  (ii) In lieu of any liability or obligation to pay damages (other than the obligation to reimburse Parent for expenses pursuant to Section 8.5(a)), (A) if there shall not have been a material breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub and (B) the Company shall have terminated this Agreement pursuant to Section 8.3(c), the Company shall pay to Parent concurrently with such termination a fee of $1,500,000. (Such amounts payable pursuant to Section 8.5(b)(i) or this Section 8.5(b)(ii) are referred to in the aggregate in this Agreement as the "Termination Fee".)

          (c) The Company acknowledges that the agreements contained in Section
8.5 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Parent and Merger Sub would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amounts required pursuant to Section 8.5 and, in order to obtain such payment Parent or Merger Sub commences a suit which results in a final nonappealable judgment against the Company for such amounts, the Company shall pay to Parent or Merger Sub (i) its costs and expenses (including attorneys' fees) in connection with such suit and (ii) if (and only if) this Agreement has been terminated pursuant to Section 8.3(c) or 8.4(c), interest on the amount at the rate announced by Citibank, N.A. as its "reference rate" in effect on the date such payment was required to be made.

     8.6. Procedure for Termination.  A termination of this Agreement pursuant
          -------------------------
to this Article VIII shall, in order to be effective, require in the case of Parent, Merger Sub or the Company, action by its Board of Directors.

                                   ARTICLE IX

                                 MISCELLANEOUS

     9.1. Survival.  This Article IX and the agreements of the Company, Parent
          --------
and Merger Sub contained in Sections 6.8 (Benefits), 6.9 (Expenses) and 6.10 (Indemnification; Directors' and Officers' Insurance) shall survive the consummation of the Merger. This Article IX and the agreements of the Company, Parent and Merger Sub contained in Section 6.9 (Expenses), Section 8.5 (Effect of Termination and Abandonment) and the Confidentiality Agreement shall survive the termination of this Agreement. All other representations, warranties, agreements and covenants in this Agreement and in any certificate or schedule delivered pursuant hereto shall not survive the consummation of the Merger or the termination of this Agreement.

     9.2. Certain Definitions.  For the purposes of this Agreement each of the
          -------------------
following terms shall have the meanings set forth below:

          (a) "Affiliate" means a Person that, directly or indirectly, through
               ---------
one or more intermediaries controls, is controlled by or is under common control with the first-mentioned Person.

          (b) "Business Day" means any day other than a day on which banks in
               ------------
the State of New York are authorized to close or the New York Stock Exchange is closed.

          (c) "Capital Stock" means common stock, preferred stock, partnership
               -------------
interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof.

          (d) "Company Material Adverse Effect" means a material adverse effect
               -------------------------------
on the financial condition, properties, business, results of operations or prospects of the Company and its Subsidiaries, taken as a whole (it being understood that (i) any adverse effect that is caused by conditions affecting the economy or security markets generally shall not be taken into account in determining whether there has been a Company Material Adverse Effect and (ii) any adverse effect that is caused by conditions affecting the primary industry in which the Company currently competes shall not be taken into account in determining whether there has been a Company Material Adverse Effect (provided that such effect does not adversely affect the Company in a disproportionate manner).

          (e) "Depositary" means BankBoston, N.A. which will serve as the
               ----------
depositary for the Offer or its duly appointed successor.

          (f) "Lien" means, with respect to any asset, any mortgage, lien,
               ----
pledge, charge, security interest, encumbrance, hypothecation, title defect or adverse claim of any kind in respect of such asset.

          (g) "Parent Material Adverse Effect" means a material adverse effect
               ------------------------------
on the ability of Parent or Merger Sub to conduct the Offer or consummate the Merger or any of the other material transactions contemplated by this Agreement

          (h) "Permitted Liens" means (i) Liens for Taxes or other governmental
               ---------------
assessments, charges or claims the payment of which is not yet due; (ii) statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen and other similar Persons and other liens imposed by applicable Law incurred in the ordinary course of business for sums not yet delinquent or immaterial in amount and being contested in good faith; (iii) liens specifically identified as such in the Balance Sheet or the notes thereto; (iv) liens constituting or securing executory obligations under any lease that constitutes an "operating lease" under GAAP; and (v) any other Lien arising in the ordinary course of business, the imposition of which would not constitute a Company Material Adverse Effect; provided, however, that, with respect to each of the foregoing clauses (i) through (iv), to the extent that any such lien arose prior to the Audit Date and relates to, or secures the payment of, a liability that is required to be accrued on the Balance Sheet under GAAP, such lien shall not be a Permitted lien unless accruals for such liability have been established therefor on the Balance Sheet in conformity with GAAP. Notwithstanding the foregoing, no lien arising under the Code or ERISA with respect to the operation, termination, restoration or funding of any Compensation and Benefit Plan sponsored by, maintained by or contributed to by the Company or any of its ERISA Affiliates or arising in connection with any excise tax or penalty tax with respect to such Compensation and Benefit Plan shall be a Permitted lien.

          (i) "Person" means an individual, corporation (including not-for-
               ------
profit), partnership, limited liability company, association, trust, unincorporated organization, joint venture, estate, Governmental Entity or other legal entity.

          (j) "Subsidiary" or "Subsidiaries" of the Company, Parent, the
               ----------      ------------
Surviving Corporation or any other Person means any corporation, partnership, limited liability company, association, trust, unincorporated association or other legal entity of which the Company, Parent, the Surviving Corporation or any such other Person, as the case may be, either alone or through or together with any other Subsidiary, owns, directly or indirectly, 50% or more of the Capital Stock, the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation or other legal entity.

     9.3. No Personal Liability.  This Agreement shall not create or be deemed
          ---------------------
to create any personal liability or obligation on the part of any direct or indirect stockholder of the Company, Merger Sub or Parent, or any of their respective officers, directors, employees, agents or representatives.

     9.4. Modification or Amendment.  Subject to the provisions of applicable
          -------------------------
Law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

     9.5. Waiver of Conditions.  The conditions to each of the parties'
          --------------------
obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Law. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon strict compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its rights to exercise any such or other right, power or remedy or to demand such compliance.

     9.6. Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     9.7. GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.
          ---------------------------------------------

          (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN, AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the

United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.8 or in such other manner as may be permitted by applicable law, shall be valid and sufficient service thereof.

          (b) The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.

          (c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE INITIAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.7.

     9.8. Notices.  Any notice, request, instruction or other document to be
          -------
given hereunder by any party to the others shall be deemed given if in writing and delivered personally or sent by registered or certified mail (return receipt requested) or overnight courier (providing proof of delivery), postage prepaid, or by facsimile (which is confirmed):

          If to Parent or Merger Sub:
          --------------------------

          International Technology Corporation.
          2790 Mosside Boulevard
          Monroeville, Pennsylvania 15146-2792
          Attention:  President
          Fax:  (412) 858-3311

          with a copy to:

          Peter F. Ziegler, Esq.
          Gibson, Dunn & Crutcher LLP
          333 South Grand Avenue
          Los Angeles, California 90071-3197
          Fax:  (213) 229-7520

          If to the Company:
          -----------------

          Fluor Daniel GTI, Inc.
          100 River Ridge Drive
          Norwood, Massachusetts 02062
          Attention:  President
          Fax:  (781) 769-7992

          with a copy to:

          The Special Committee
          Fluor Daniel GTI, Inc.
          100 River Ridge Drive
          Norwood, Massachusetts 02062
          Fax:  (781) 769-7992

          Gordon H. Hayes, Jr.
          Testa, Hurwitz & Thibeault, LLP
          125 High Street
          Boston, Massachusetts 02110
          Fax:  (617) 248-7100

          If to FD:
          --------

          Fluor Daniel, Inc.
          3353 Michelson Drive
          Irvine, California 92698
          Attention:  Ronald G. Peterson
          Fax: (949) 975-2956
          with a copy to:

          Raymond M. Bukaty
          Fluor Daniel, Inc.
          3353 Michelson Drive
          Irvine, California 92698
          Fax: (949) 975-4450

or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above.

     9.9.  Entire Agreement.  This Agreement (including any schedules, exhibits
           ----------------
or annexes hereto) and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

     9.10. No Third Party Beneficiaries.  Except as provided in Section 6.8
           ----------------------------
(Status of Company Employees; Company Stock Options; Employee Benefits) and
Section 6.10 (Indemnification; Directors' and Officers' Insurance), this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     9.11. Obligations of the Company and Surviving Corporation.  Whenever this
           ----------------------------------------------------
Agreement requires a Subsidiary of the Company or Parent to take any action, such requirement shall be deemed to include and undertaking on the part of the Company or the Parent, as the case may be, to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

     9.12. Severability.  The provisions of this Agreement shall be deemed
           ------------
severable and the invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     9.13. Interpretation.  The table of contents and Article, Section and
           --------------
subsection headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Schedule, Annex or Exhibit, such reference shall be to a Section of, or Schedule, Annex or Exhibit to, this Agreement, unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns and, in the case of an individual, to his or her heirs and estate, as applicable.

     9.14.  Assignment.  This Agreement shall not be assignable by operation of
            ----------
law or otherwise and any attempted assignment of this Agreement in violation of this sentence shall be void; provided, however, that Parent may designate, by written notice to the Company, another wholly-owned, direct subsidiary to be a Constituent Corporation in lieu of Merger Sub, in the event of which, all references herein to Merger Sub shall be deemed references to such other Subsidiary except that all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Subsidiary as of the date of such designation.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by duly authorized officers of the parties hereto as of the date hereof.

                              FLUOR DANIEL GTI, INC.


                              By: /s/ Walter C. Barber
                                  ___________________________________
                                  Name: Walter C. Barber
                                  Title: President

                              FLUOR DANIEL, INC.


                              By: /s/ Ronald G. Peterson
                                  ___________________________________
                                  Name: Ronald G. Peterson
                                  Title: Group President


                              INTERNATIONAL TECHNOLOGY CORPORATION


                              By: /s/ Anthony J. DeLuca
                                  ___________________________________
                                  Name: Anthony J. DeLuca
                                  Title: President and Chief
                                          Executive Officer


                              TIGER ACQUISITION CORPORATION


                              By: /s/ Anthony J. DeLuca
                                  ___________________________________
                                  Name: Anthony J. DeLuca
                                  Title: President and Chief
                                          Executive Officer

                                    ANNEX A

                            CONDITIONS OF THE OFFER

     Notwithstanding any other provision of the Offer or this Agreement, and subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) relating to Parent's obligation to pay for or return tendered shares after termination or withdrawal of the Offer, Parent shall not be required to accept for payment or pay for any Shares tendered pursuant to the Offer, shall delay the acceptance for payment of any Shares and if required by Section 1.1(b) of this Agreement, shall extend the Offer by one or more extensions until December 31, 1998, as provided in Section 1.1(b) of the Agreement, and, except as otherwise provided in this Agreement, may terminate the Offer at any time after December 31, 1998 if (i) less than the number of Shares necessary to satisfy the Minimum Condition have been tendered pursuant to the Offer prior to the expiration of the Offer and not withdrawn; (ii) any applicable waiting period under the HSR Act has not expired or terminated prior to the Expiration Date of the Offer; or (iii) at any time after the date of this Agreement, and before acceptance for payment of any Shares, any of the following events shall occur and be continuing on or after December 31, 1998:

     (a) there shall have been any action taken, or any statute, rule, regulation, judgment, order or injunction promulgated, entered, enforced, enacted, issued or deemed applicable to the Offer or the Merger by any domestic or foreign court or other Governmental Entity (other than the application of the waiting period provisions of the HSR Act to the Offer or to the Merger) that, in the reasonable judgment of Parent, would be expected to, directly or indirectly
(i) prohibit or impose any material limitations on, Parent's ownership or operation of all or a material portion of the Company's businesses or assets, or compel Parent to dispose of or hold separate any material portion of the business or assets of the Company or Parent and its respective Subsidiaries, in each case taken as a whole, (ii) prohibit, or make illegal, the acceptance for payment, payment for or purchase of Shares or the consummation of the Offer, the Merger or the other transactions contemplated by this Agreement, (iii) result in the material delay in or restricts the ability of Parent, or renders Parent unable, to accept for payment, pay for or purchase some or all of the Shares, or
(iv) impose material limitations on the ability of Parent effectively to exercise full rights of ownership of the Shares, including the right to vote the Shares purchased by it on all matters properly presented to the Company's stockholders;

     (b) (i) the representations and warranties of the Company set forth in this Agreement shall not be true and correct in any material respect as of the date of this Agreement and as of consummation of the Offer as though made on or as of such date (except for representations and warranties made as of a specified date) but only if the respects in which the representations and warranties made by the Company (without giving effect to any "materiality" limitations or references to "material adverse effect" set forth therein) are inaccurate would in the aggregate have a Company Material Adverse Effect, (ii) the Company shall have failed to comply with its covenants and agreements contained in this Agreement in all material respects which failure is likely to have a Company Material Adverse Effect and, with respect to any breach or failure described in clause (b)(i) or (b)(ii) above that can be cured, the breach or failure shall not have been cured prior to ten (10) Business Days after Parent has furnished the Company written notice of such breach or failure, or (iii) there shall have occurred any events or changes which have had or which are likely to have a Company Material Adverse Effect;

     (c) the Board of Directors of the Company shall have withdrawn, or modified or changed in a manner adverse to Parent (including by amendment of the Schedule 14D-9), its recommendation of the Offer, this Agreement or the Merger, or recommended another proposal or offer for the acquisition of the Company, or the Board of Directors of the Company, shall have resolved to do any of the foregoing;

     (d) this Agreement shall have terminated in accordance with its terms; or

     (e) there shall have occurred and continue to exist (i) any general suspension of, or limitation on prices for, trading in securities on the NYSE (other than a shortening of trading hours or any coordinated trading halt triggered solely as a result of a specified increase or decrease in a market index), (ii) the declaration of any banking moratorium or any suspension of payments in respect of banks, or any limitation (whether or not mandatory) by any Governmental Entity on, or other event materially adversely affecting, the extension of credit by lending institutions in the United States, or (iii) a commencement of a war or armed hostilities directly involving the United States, which has and continues to have a material adverse effect on the trading of securities on the NYSE;

which in the reasonable judgment of Parent, in any such case, makes it inadvisable to proceed with the Offer or the acceptance for payment of or payment for the Shares.

     The foregoing conditions, other than condition (i) above, are for the sole benefit of Parent and may be waived by Parent, in whole or in part at any time and from time to time, in the sole discretion of Parent. The failure by Parent at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time, except as otherwise provided in this Agreement.

                                      2